EXHIBIT 10.1

AK STEEL CORPORATION,
as Borrower

______________________________________________________________________________
______________________________________________________________________________

LOAN AND SECURITY AGREEMENT

Dated as of April 28, 2011

$1,000,000,000

______________________________________________________________________________
______________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,

BANK OF AMERICA, N.A.,
as Agent,

JPMORGAN CHASE BANK, N.A.
 and
WELLS FARGO CAPITAL FINANCE, LLC,
as Co-Syndication Agents,

CITIBANK, N.A.
 and
DEUTSCHE BANK SECURITIES INC,
as Co-Documentation Agents,

FIFTH THIRD BANK
 and
PNC BANK, NATIONAL ASSOCIATION,
as Managing Agents,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC
 and
WELLS FARGO CAPITAL FINANCE, LLC,
as Joint Lead Arrangers and Co-Book Managers

Section 2.	CREDIT FACILITIES	29
2.1.	Revolver Commitment	29
2.2.	[Reserved]	32
2.3.	Letter of Credit Facility	32

Section 3.	INTEREST, FEES AND CHARGES	34
3.1.	Interest	34
3.2.	Fees	36
3.3.	Computation of Interest, Fees, Yield Protection	36
3.4.	Reimbursement Obligations	36
3.5.	Illegality	37
3.6.	Inability to Determine Rates	37
3.7.	Increased Costs; Capital Adequacy	37
3.8.	Mitigation	38
3.9.	Funding Losses	38
3.10.	Maximum Interest	39

Section 4.	LOAN ADMINISTRATION	39
4.1.	Manner of Borrowing and Funding Revolver Loans	39
4.2.	Defaulting Lender	40
4.3.	Number and Amount of LIBOR Loans; Determination of Rate	41
4.4.	[Reserved]	41
4.5.	One Obligation	41
4.6.	Effect of Termination	41

Section 5.	PAYMENTS	42
5.1.	General Payment Provisions	42
5.2.	Repayment of Revolver Loans	42
5.3.	[Reserved]	42
5.4.	Payment of Other Obligations	42
5.5.	Marshaling; Payments Set Aside	42
5.6.	Post-Default Allocation of Payments	42
5.7.	Application of Payments	43
5.8.	Loan Account; Account Stated	44
5.9.	Taxes	44
5.10.	Lender Tax Information	45

Section 6.	CONDITIONS PRECEDENT	45
6.1.	Conditions Precedent to Initial Loans	46
6.2.	Conditions Precedent to All Credit Extensions	47
6.3.	Limited Waiver of Conditions Precedent	47

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Section 7.	COLLATERAL	47
7.1.	Grant of Security Interest	48
7.2.	Lien on Deposit Accounts; Cash Collateral	48
7.3.	[Reserved]	48
7.4.	Other Collateral	49
7.5.	No Assumption of Liability	49
7.6.	Further Assurances	49

Section 8.	COLLATERAL ADMINISTRATION	49
8.1.	Borrowing Base Certificates	49
8.2.	Administration of Accounts	49
8.3.	Administration of Inventory	50
8.4.	[Reserved]	51
8.5.	Administration of Deposit Accounts	51
8.6.	General Provisions	51
8.7.	Power of Attorney	52

Section 9.	REPRESENTATIONS AND WARRANTIES	52
9.1.	General Representations and Warranties	52
9.2.	Complete Disclosure	56

Section 10.	COVENANTS AND CONTINUING AGREEMENTS	57
10.1.	Affirmative Covenants	57
10.2.	Negative Covenants	60
10.3.	Minimum Fixed Charge Coverage Ratio	66

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	66
11.1.	Events of Default	66
11.2.	Remedies upon Default	67
11.3.	License	68
11.4.	Setoff	68
11.5.	Remedies Cumulative; No Waiver	69

Section 12.	AGENT	69
12.1.	Appointment, Authority and Duties of Agent	69
12.2.	Agreements Regarding Collateral and Field Examination Reports	70
12.3.	Reliance By Agent	71
12.4.	Action Upon Default	71
12.5.	Ratable Sharing	71
12.6.	Indemnification	71
12.7.	Limitation on Responsibilities of Agent	72
12.8.	Successor Agent and Co-Agents	72
12.9.	Due Diligence and Non-Reliance	73
12.10.	Replacement of Certain Lenders	73
12.11.	Remittance of Payments and Collections	73
12.12.	Agent in its Individual Capacity	74
12.13.	Agent Titles	74
12.14.	Bank Product Providers	74
12.15.	No Third Party Beneficiaries	74
12.16.	Withholding	74

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Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	75
13.1.	Successors and Assigns	75
13.2.	Participations	75
13.3.	Assignments	76

Section 14.	MISCELLANEOUS	77
14.1.	Consents, Amendments and Waivers	77
14.2.	Indemnity	78
14.3.	Notices and Communications	78
14.4.	Performance of Borrower’s Obligations	79
14.5.	Credit Inquiries	80
14.6.	Severability	80
14.7.	Cumulative Effect; Conflict of Terms	80
14.8.	Counterparts	80
14.9.	Entire Agreement	80
14.10.	Obligations of Lenders	80
14.11.	Confidentiality	81
14.12.	Certifications Regarding Indentures	82
14.13.	GOVERNING LAW	82
14.14.	Consent to Forum	82
14.15.	Waivers	82
14.16.	Patriot Act Notice	83

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Notice of Borrowing
Exhibit C	Assignment and Acceptance
Exhibit D	Assignment Notice
Exhibit E-1	New Lender Supplement
Exhibit E-2	Increased Commitment Agreement

Schedule 1.1	Commitments of Lenders
Schedule 2.3.4	Outstanding Letters of Credit
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.19	Pension Plans
Schedule 9.1.21	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.5.	Existing Investments

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of April 28, 2011, among AK STEEL CORPORATION, a Delaware corporation (“Borrower”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

WHEREAS, AK Steel Corporation, Bank of America, N.A., as agent, and certain financial institutions party thereto as lenders are parties to that certain Loan and Security Agreement, dated as of February 20, 2007 (as heretofore amended, supplemented and modified, the “Existing Loan Agreement”);

WHEREAS, Borrower has requested that Lenders provide a credit facility to Borrower to refinance amounts outstanding under the Existing Loan Agreement and to continue to finance its business enterprise; and

WHEREAS, Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions.  As used herein, the following terms have the meanings set forth below:

Account:  as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor:  a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount:  85% of the Value of Eligible Accounts.

Accounts Reserve:  reserves reasonably established by Agent in its Credit Judgment upon two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed by written notice) to reflect factors arising or becoming known to Agent after the Closing Date that negatively impact the Value of Accounts, including with respect to dilution.

Affiliate:  with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees:  Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals:  attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement: this Loan and Security Agreement, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

Anti-Terrorism Laws:  any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law:  all laws, rules and regulations applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin:  with respect to any Type of Loan, the margin set forth below, as determined by average daily Availability as set forth below:

Level	Availability	Base Rate Revolver Loans	LIBOR Revolver Loans

I	< $250,000,000	1.50%	2.50%
II	≥ $250,000,000 < $500,000,000	1.25%	2.25%
III	≥ $500,000,000 < $750,000,000	1.00%	2.00%
IV	≥ $750,000,000	0.75%	1.75%

Until July 1, 2011, margins shall be determined as if Level III were applicable.  On such date and thereafter, the margins shall be subject to increase or decrease upon Agent’s determination of average daily Availability over the most recently ended Fiscal Quarter, which change shall be effective on the first day of the new Fiscal Quarter.

Approved Fund:  any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition:  a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance:  an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability:  the Borrowing Base, minus the principal balance of all Revolver Loans.  For purposes of determining Availability in connection with the delivery of any Notice of Borrowing or LC Request, (i) all Reserves established by Agent following the Closing Date shall be deducted in calculating the Borrowing Base, regardless of whether any required notice periods for the implementation thereof have expired and (ii) all Accounts and Inventory rendered ineligible as a result of criteria established by Agent following the Closing Date  shall be excluded from the Borrowing Base, regardless of whether any required notice periods for the effectiveness of such criteria have expired.

Availability Reserve:  the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the LC Reserve; (c) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (d) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time upon two (2) Business Days’ prior notice to Borrower

(including telephonic or electronic notice promptly confirmed by written notice); provided however, that the amount of any Availability Reserve established under this clause (d) shall (i) bear a reasonable relationship to the issue giving rise to the implementation thereof and (ii) not be duplicative of other reserves or adjustments used in calculating the Borrowing Base.

Bank of America:  Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees:  Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product:  any of the following products, services or facilities extended to Borrower or any Subsidiary by any Lender or any of its Affiliates:  (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card, stored value cards and merchant card services and e-payable services; and (d) leases and other banking products or services as may be requested by Borrower or any Subsidiary, other than Letters of Credit.

Bank Product Debt:  Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve:  the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code:  Title 11 of the United States Code.

Base Rate:  for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Loan:  any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan:  a Revolver Loan that bears interest based on the Base Rate.

Basel III:  (a) “Basel III: A global regulatory framework for more resilient banks and banking systems” issued by the Basel Committee on Banking Supervision (“BIS Committee”) in December 2010, (b) “Basel III: International framework for liquidity risk measurement, standards and monitoring” issued by the BIS Committee in December 2010, and (c) “Annex: Minimum requirements to ensure loss absorbency at the point of non-viability” issued by the BIS Committee in January 2011.

Board of Governors:  the Board of Governors of the Federal Reserve System.

Borrowing:  a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base:  on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the Availability Reserve; and (b) the sum of the Accounts Formula Amount minus the Accounts Reserve, plus the Inventory Formula Amount minus the Inventory Reserve, minus the Availability Reserve, minus the Bank Product Reserve, provided, however, that no Reserve shall be duplicative of any factor to the extent that it is already reflected in the calculation of the Borrowing Base.

Borrowing Base Certificate:  a certificate, in form and substance reasonably satisfactory to Agent, by which Borrower certifies calculation of the Borrowing Base.

Business Day:  any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures:  all liabilities incurred, expenditures made or payments due (whether or not made) by Borrower or any Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

Capital Lease:  any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP as in effect on December 31, 2010.

Cash Collateral:  cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account:  a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its reasonable discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize:  the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 102% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations, but excluding indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents:  (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services:  any services provided from time to time by any Lender or any of its Affiliates to Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

CERCLA:  the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law:  the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control:  any of the following:  (i) any Person, either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership (provided that a Person shall not be deemed to be the beneficial owner of shares tendered pursuant to a tender offer made by that Person or its Affiliate until the tendered shares are accepted for purchase), directly or indirectly, of Equity Interests of Holdings (or other Equity Interests convertible into such Equity Interests) representing 49.9% or more of the combined voting power of all Equity Interests of Holdings entitled to vote in the election of members of the board of directors or other governing body of Holdings or Borrower, (ii) the occurrence of a change in the composition of the board of directors or other governing body of Holdings or Borrower such that a majority of the members of any such board of directors or other governing body are not Continuing Members, (iii) the failure at any time of Holdings legally and beneficially to own and control 100% of the issued and outstanding shares of capital stock of Borrower or the failure at any time of Holdings to have the ability to elect all of the board of directors or other governing body of Borrower, and (iv) the occurrence of any “Change in Control” as defined in the indenture for the Existing 2020 Senior Notes.  As used herein, the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

Claims:  all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date:  as defined in Section 6.1.

Code:  the Internal Revenue Code of 1986, as amended from time to time.

Collateral:  all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment:  for any Lender, the aggregate amount of such Lender’s Revolver Commitment.  “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date:  the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrower terminates the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate:  a certificate, in form and substance reasonably satisfactory to Agent, by which Borrower certifies compliance with Sections 10.2.3 and 10.3 and calculates the applicable Level for the Applicable Margin.

Concentration Account:  means account number 4426374895 held by Borrower at Bank of America and any replacement concentration account thereof.

Consolidated Net Asset Value:  on any date, the excess of (i) the aggregate book value of the assets of Holdings, Borrower and Subsidiaries, determined on a consolidated basis in accordance with GAAP, over (ii) the sum of (x) the aggregate book value of the liabilities of Holdings, Borrower and Subsidiaries, determined on a consolidated basis in accordance with GAAP, (y) the aggregate value of off-balance-sheet liabilities of Holdings, Borrower and Subsidiaries, and (z) the aggregate Synthetic Lease Obligations of Holdings, Borrower and Subsidiaries.

Contingent Obligation:  any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Members:  with respect to the board of directors or other governing body of a Person on any date of determination, the persons who were members of such board of directors or other governing body on the Closing Date, together with each person who, on the date of determination, is a member of such board of directors or other governing body whose nomination for election to such board of directors or other governing body was recommended by a majority of the persons who were Continuing Members of such board of directors or other governing body at the time of such nomination.

Copyright Security Agreement:  each copyright security agreement pursuant to which Borrower grants to Agent, for the benefit of the Secured Parties, a lien on Borrower’s interests in copyrights, as security for the Obligations.

Credit Judgment:  Agent’s judgment exercised in good faith and in accordance with its customary practices for similar asset-based transactions, based upon its consideration of any factor that it reasonably believes (a) could reasonably be expected to adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) reasonably suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could reasonably be expected to result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could reasonably be expected to increase the credit risk of lending to Borrower on the security of the Collateral.

CWA:  the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind received by such Person (excluding deposits and advances received in the Ordinary Course of Business), (b) all obligations of such Person evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (c) all obligations of such Person which accrue interest or are of a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), (d) all obligations of such Person that were issued or assumed as full or partial payment for Property, including pursuant to conditional sale or title retention agreements and earnouts and similar agreements (excluding trade payables incurred and paid in the Ordinary Course of Business), (e) all obligations of such Person in respect of Capital Leases, (f) all obligations, contingent or otherwise, of such Person as an account party or guarantor in respect of letters of credit or in respect of letters of guaranty issued by a bank or any other financial institution, (g) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (h) all obligations of such Person in respect of Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (i) all Contingent Obligations of such Person of Debt of others, (j) all obligations of such Person in respect of any Hedging Agreement, (k) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests and (l) all obligations of such person in respect of “off-balance sheet liabilities” such as synthetic leases, note repurchase agreements or other arrangements which are the functional equivalent of borrowing money but not reflected as liabilities on a balance sheet. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture. All debt, liabilities and obligations which are limited in recourse to any property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP.

Default:  an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate:  for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that, as reasonably determined by Agent, (a) has failed to perform any funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s direct or indirect ownership of an equity interest in such Lender or parent company.

Deposit Account Control Agreements:  the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Deposit Account List:  as defined in Section 8.5.

Dilution Percent:  the percent, determined for Borrower’s most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

Disqualified Equity Interest: Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the Revolver Termination Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is six months after the Revolver Termination Date, (c) contains any repurchase obligation that may come into effect prior to Full Payment of all Obligations, (d) requires cash dividend payments (other than taxes) prior to the date that is six months after the Revolver Termination Date, or (e) provides the holders of such Equity Interest thereof with any rights to receive any cash upon the occurrence of a change of control or asset sale prior to the first date that is six months after the Full Payment of the Obligations, unless the rights to receive such cash are contingent upon the Full Payment of the Obligations.

Distribution:  any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Documents:  as defined in the UCC.

Dollars:  lawful money of the United States.

Domestic Subsidiary:  any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

Dominion Account:  a special account established by Borrower at Bank of America or another bank acceptable to Agent, over which Agent shall have exclusive control for withdrawal purposes during a Dominion Period.

Dominion Period:  any time that either (a) an Event of Default has occurred and is continuing or (b) Availability is less than the greater of (i) 12.5% of the aggregate amount of Revolver Commitments at such time or (ii) $125,000,000 and until Availability exceeds the greater of (i) 12.5% of the aggregate amount of Revolver Commitments at such time or (ii) $125,000,000 for 30 consecutive days.

EBITDA:  determined on a last-in first-out inventory method and consolidated basis for Holdings, Borrower and Subsidiaries in conformity with GAAP, the sum, without duplication, of net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, losses arising from the sale of capital assets, other non-cash extraordinary losses and charges deducted in the calculation of net income (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) and all non-cash corridor charges associated with pensions and other post-retirement benefit obligations (in each case, only to the extent included in determining net income), less non-cash gains included in the calculation of net income (other than any such non-cash item to the extent that it will result in the receipt of cash payments within 12 months after the date on which it was accrued), gains arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains and all non-cash corridor gains associated with pensions and other post-retirement benefit obligations (in each case, only to the extent included in determining net income).

Eligible Account:  an Account owing to Borrower that arises in the Ordinary Course of Business from the sale of goods and is payable in Dollars; provided that, no Account shall be an Eligible Account if (a) it is more than 60 days past due, or it is unpaid for more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time), but only to the extent of such excess; (d) it does not conform with a covenant or representation herein with respect to such Account; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent, unless (i) such Account Debtor (A) is a debtor-in-possession in a case then pending under chapter 11 of the Bankruptcy Code, (B) has established debtor-in-possession financing satisfactory to the Agent in its sole discretion and (C) otherwise satisfies each of the requirements set forth in this definition of Eligible Account and (ii) such Account was incurred post-petition; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless such Account is supported by a letter of credit on terms acceptable to the Agent, in its discretion exercised in a commercially reasonable manner and (i) such letter of credit names the Agent as beneficiary for the benefit of the Secured Parties or (ii) the issuer of such letter of credit has consented to the assignment of the proceeds thereof to the Agent; (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than non-consensual Permitted Liens arising by operation of law which are junior to the Agent’s Lien) unless an appropriate Reserve has been established in Agent’s sole discretion; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it arises from a retail sale to a Person who is purchasing for personal, family or household purposes.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded; or (q) it is an Account which Agent has (i) determined in its Credit Judgment is unacceptable for inclusion in the Borrowing Base and (ii) provided at least two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed in writing) of such determination.

Eligible Assignee:  a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent, Issuing Bank and Borrower (which approvals shall not be unreasonably withheld or delayed, and which approval by Borrower shall be deemed given if no objection is made within two Business Days after written notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during a Specific Event of Default, any Person acceptable to Agent in its discretion.

Eligible In-Transit Inventory:  Inventory owned by Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a location (foreign or otherwise) of a vendor to a location of Borrower within the United States, or from a location of Borrower (foreign or otherwise) to a location of Borrower within the United States, and that Agent, in its Credit Judgment, deems to be Eligible In-Transit Inventory.  Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless (a) it is subject to a negotiable Document showing Agent (or, with the consent of Agent,

Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (b) it is fully insured in a manner reasonably satisfactory to Agent; (c) it is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver, unless an appropriate Availability Reserve has been established in Agent’s sole discretion; and (d) if it is Inventory in transit from a vendor to Borrower, (i) has been identified to the applicable sales contract and title has passed to Borrower; (ii) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom Borrower is in default of any obligations; (iii) is subject to purchase orders and other sale documentation reasonably satisfactory to Agent; and (iv) is shipped by a common carrier that is not affiliated with the vendor.

Eligible Inventory:  Inventory owned by Borrower; provided that, no Inventory shall be Eligible Inventory unless it (a) is finished goods, work-in-process or raw materials, and not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment or approval or subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than non-consensual Permitted Liens arising by operation of law which are junior to the Agent’s Lien) unless an appropriate Reserve has been established in Agent’s sole discretion; (h) is within the continental United States or Canada, is not in transit (except Eligible In-Transit Inventory not to exceed $20,000,000 at any time outstanding), and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document unless an appropriate Reserve has been established in Agent’s sole discretion; (j) is not subject to any License or other arrangement that restricts Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Availability Reserve has been established in Agent’s sole discretion; provided further, Inventory shall not be Eligible Inventory if it is Inventory which Agent has (i) determined in its Credit Judgment is unacceptable for inclusion in the Borrowing Base and (ii) provided at least two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed in writing) of such determination.

Enforcement Action:  any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding, or otherwise).

Environmental Laws:  all Applicable Laws (including all permits issued by a Governmental Authority), relating to public health or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice:  a notice from any Governmental Authority or other Person of any alleged or threatened noncompliance with, investigation of, violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including threatened releases.

Environmental Release:  a release as defined in CERCLA or under any other Environmental Law, including threatened releases.

Equity Interest:  the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA:  the Employee Retirement Income Security Act of 1974.

 ERISA Affiliate:  any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

 ERISA Event:  (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the failure by any Obligor or ERISA Affiliate to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a Lien; or (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan.

Event of Default:  as defined in Section 11.

Excluded Tax:  with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however determined) or gross income (in lieu of net income taxes) and franchise (and similar) taxes imposed on it (in lieu of net income taxes), (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (ii) as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from the recipient having executed, delivered, enforced, or performed its obligations or received a payment under this Agreement or any other Loan Document), and any branch profit taxes imposed by the United States or any similar tax imposed by any other Governmental Authority in any other jurisdiction in which the recipient is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) any withholding tax that is (i) required pursuant to the laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to deliver a form that is required by Section 5.10 and that claims complete exemption from such withholding tax, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax; (e) taxes imposed on it by reason of Section 1471 or 1472 of the Code (as of the date hereof, and any present or future regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith); and (f) any interest, additions to tax or penalties in respect of any of the foregoing.

Existing 166 Direct Loan: that certain State of Ohio 166 Direct Loan evidenced by the Ohio

Department of Development Note due March 2015 in the principal amount outstanding as of the date hereof of $5,000,000.

Existing 1997 IRB Agreement:  that certain Loan Agreement, dated as of February 1, 1997, between the City of Rockport, Indiana, and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Existing 1998 IRB Agreement:  that certain Loan Agreement, dated as of February 1, 1998, between the City of Rockport, Indiana, and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Existing 1999 IRB Agreement:  that certain Loan Agreement, dated as of January 1, 1999, between the City of Rockport, Indiana, and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Existing 2004 IRB Agreement:  that certain Loan Agreement, dated as of June 1, 2004, between the Ohio Air Quality Development Authority and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Existing 2020 Senior Notes:  the 7 5/8% Senior Notes due 2020, issued pursuant to that certain Indenture, dated as of May 11, 2010, among Borrower, Holdings and U.S. Bank National Association, as trustee, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Existing Butler County Bonds: the Butler County Industrial Development Authority Variable Rate Economic Development Revenue Bonds, 1996 Series A due June, 2020 with a principal amount outstanding on the Closing Date of $7,300,000.

Existing IRB Agreements:  the Existing 1997 IRB Agreement, the Existing 1998 IRB Agreement, the Existing 1999 IRB Agreement, the Existing 2004 IRB Agreement, the Existing Butler County Bonds and the Existing Ohio Bonds, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Existing Ohio Bonds: the Ohio Air Quality Development Authority Variable Rate Demand Revenue Bonds, Series 2004A, due June 2024 with a principal amount outstanding on the Closing Date of $36,000,000 and the Ohio Air Quality Development Authority Taxable Variable Rate Demand Revenue Bonds, Series 2004B, due June 2024 with a principal amount outstanding on the Closing Date of $26,000,000.

Existing Senior Debt:  collectively, the Existing 2020 Senior Notes, the Existing IRB Agreements, the Existing 166 Direct Loan and the Existing Taxpayer Agreement.

Existing Taxpayer Agreement:  that certain Taxpayer Agreement, made as of May 1, 1997, by and between the Spencer County Redevelopment Commission and Borrower, together with all documents, agreements, and instruments relating thereto, in each case as amended, modified, or supplemented through the Closing Date and from time to time thereafter to the extent permitted by Section 10.2.18.

Extraordinary Expenses:  all reasonable and documented out-of-pocket costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, reasonable and documented legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.  Extraordinary Expenses shall also include all reasonable and documented out-of-pocket legal fees that the Lenders may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor; provided that, in addition to all legal fees of counsel for the Agent, Extraordinary Expenses shall be limited to such legal fees of one law firm for all of the Lenders.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by the Agent.

Fee Letter:  the fee letter agreement, dated as of March 28, 2011, between Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Borrower.

Fiscal Quarter:  each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year:  the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for Borrower and Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDA minus (i) federal, state, local and foreign income taxes paid in cash and (ii) Capital Expenditures (except those financed with (I) Debt other than Revolver Loans or (II) proceeds arising from a property loss event covered by insurance, a Permitted Asset Disposition or an issuance of any Equity Interests by the Parent, in each case, to the extent such proceeds are applied to finance such Capital Expenditures within one hundred eighty (180) days) to (b) Fixed Charges.

Fixed Charges:  the sum of interest expense payable in cash, scheduled principal payments made on Debt, all cash payments in connection with pensions or other post-retirement benefit obligations and Distributions made by Holdings or Borrower (each only to the extent not otherwise deducted in the calculation of clause (a) of the definition of Fixed Charge Coverage Ratio).

FLSA:  the Fair Labor Standards Act of 1938.

Foreign Lender:  any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Foreign Plan:  any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary:  any Subsidiary that is not a Domestic Subsidiary.

Fronting Exposure: a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment:  with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted), (i) Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral) or (ii) the full termination thereof.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP:  generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals:  all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority:  any federal, state, local, foreign or other  agency, authority, body, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority.

Guarantors:  Holdings, any Guarantor Subsidiary and each other Person who guarantees payment or performance of any Obligations.

Guarantor Subsidiary: any Wholly-Owned Domestic Subsidiary of Borrower which is a Material Subsidiary and has executed and delivered a counterpart of the Guaranty as required by Section 10.1.9.

Guaranty:  each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement:  an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity (including energy), credit or equity risk.

Holdings:  AK Steel Holding Corporation, a Delaware corporation.

Immaterial Subsidiary:  any Subsidiary that (i) contributes less than 10% of EBITDA, (ii) holds less than 10% of Consolidated Net Asset Value, and (iii) does not have any assets included in Eligible Inventory or Eligible Accounts; provided that if (x) the aggregate EBITDA (calculated solely with respect to such Subsidiaries and not on a consolidated basis for Holdings, Borrower and Subsidiaries) of all Subsidiaries that, but for this proviso, would constitute Immaterial Subsidiaries exceeds 10% of EBITDA, then each such Subsidiary that, but for this proviso, would constitute an Immaterial Subsidiary shall be deemed to be a Material Subsidiary (such inclusion to be in order of those Subsidiaries that contribute the greatest percentage of EBITDA) only to the extent required for the aggregate EBITDA (calculated solely with respect to such Subsidiaries and not on a consolidated basis for Holdings, Borrower and Subsidiaries) of all Subsidiaries that would constitute Immaterial Subsidiaries, after giving effect to this proviso, to no longer exceed 10% of EBITDA or (y) the aggregate net asset value of all Subsidiaries that, but for this proviso, would constitute Immaterial Subsidiaries exceeds 10% of Consolidated Net Asset Value then each such Subsidiary that, but for this proviso, would constitute an Immaterial Subsidiary (such inclusion to be in order of those Subsidiaries that have the largest net asset value) shall be deemed to be a Material Subsidiary only to the extent required for the aggregate net asset value of all Subsidiaries that would constitute Immaterial Subsidiaries, after giving effect to this proviso, to no longer exceed 10% of Consolidated Net Asset Value.

Increasing Lenders:  as defined in Section 2.1.4(d).

Indemnified Taxes:  Taxes other than Excluded Taxes.

Indemnitees:  Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding:  any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other applicable insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property:  all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim:  any claim or assertion (whether in writing, by suit or otherwise) that Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period:  as defined in Section 3.1.3.

Inventory:  as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in Borrower’s business (but excluding Equipment).

Inventory Formula Amount:  the lesser of (i) 70% of the Value of Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory.

Inventory Reserve:  reserves reasonably established by Agent in its Credit Judgment, upon two (2) Business Days’ prior notice to Borrower (including telephonic or electronic notice promptly confirmed by written notice) to reflect factors arising or becoming known to Agent after the Closing Date that may reasonably be expected to negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment:  any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance, loan or capital contribution to or other investment in a Person; provided that, Capital Expenditures shall not in and of themselves constitute “Investments”.

IRS:  the United States Internal Revenue Service.

Issuing Bank:  Bank of America, an Affiliate of Bank of America, PNC Bank, National Association and any other Lender or Affiliate of a Lender that is acceptable to Borrower, and any replacement issuer appointed pursuant to Section 2.3.5.

Issuing Bank Indemnitees:  Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application:  an application by Borrower to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.

LC Conditions:  the following conditions necessary for issuance of a Letter of Credit:  (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 or 366, as applicable, days from issuance, in the case of standby Letters of Credit; provided that, standby Letters of Credit may provide for automatic renewal for successive periods of 365 or 366, as applicable, days unless the Issuing Bank elects not to extend, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date (unless Cash Collateralized at least twenty (20) days prior to the Revolver Termination Date); (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their reasonable discretion.

LC Documents:  all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrower or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations:  the sum (without duplication) of (a) all amounts owing by Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all reasonable fees and other amounts owing with respect to Letters of Credit.

LC Request:  a request for issuance of a Letter of Credit, to be provided by Borrower to Issuing Bank, in form reasonably satisfactory to Agent and Issuing Bank.

LC Reserve:  the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees:  Lenders and their officers, directors, employees, members, partners Affiliates, agents and attorneys.

Lenders:  as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office:  the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower.

Letter of Credit:  any standby or documentary letter of credit issued by Issuing Bank for the account of Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of Borrower.

Letter of Credit Subline:  $300,000,000.

LIBOR:  for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/32nd of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan:  each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan:  a Revolver Loan that bears interest based on LIBOR.

License:  any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor:  any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien:  any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver:  an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, if any, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan:  a Revolver Loan.

Loan Account:  the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents:  this Agreement, Other Agreements and Security Documents.

Loan Year:  each calendar year commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock:  as defined in Regulation U of the Board of Governors.

Material Adverse Effect:  the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), results of operations, or financial condition of Borrower and its Subsidiaries taken as a whole, on the enforceability of any material provision of any Loan Document, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs in any material respect the ability of any Obligor to perform any material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs in any material respect the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract:  any agreement to which Borrower or any Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (b) that relates to Subordinated Debt, Existing Senior Debt or Debt in an amount of $40,000,000 or more under any such agreement.

Material Subsidiary:  any Subsidiary of Holdings that is not an Immaterial Subsidiary.

Moody’s:  Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan:  any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds:  with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or any Subsidiary in cash from such disposition, net of bona fide direct costs incurred in connection therewith, including (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions and fees of accountants, investment banks and consultants; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer, income or gains taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

New Lender:  as defined in Section 2.1.4(d).

New Lender Supplement:  as defined in Section 2.1.4(d).

NOLV Percentage:  the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrower’s Inventory performed by an appraiser and on terms reasonably satisfactory to Agent.

Notes:  each Revolver Note and other promissory note executed by Borrower to evidence any Obligations.

Notice of Borrowing:  a Notice of Borrowing to be provided by Borrower to request a Borrowing of Revolver Loans, in the form of Exhibit B.

Notice of Conversion/Continuation:  a Notice of Conversion/Continuation to be provided by Borrower to request a conversion or continuation of any Loans as LIBOR Loans, in form reasonably satisfactory to Agent.

Noticed Hedge:  Secured Bank Product Obligations arising under a Hedging Agreement.

Obligations:  all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Secured Bank Product Obligations, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor:  Holdings, Borrower and each Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business:  the ordinary course of business of Borrower or any Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents:  with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA:  the Occupational Safety and Hazard Act of 1970.

Other Agreement:  each Note; LC Document; Fee Letter; Lien Waiver; Borrowing Base Certificate; Compliance Certificate; Notice of Borrowing or financial statement or report delivered hereunder.

Other Taxes:  all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Outstanding Letters of Credit: as defined in Section 2.3.4.

Overadvance:  as defined in Section 2.1.5.

Overadvance Loan:  a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant:  as defined in Section 13.2.

Participant Register:  as defined in Section 13.2.

Patent Assignment:  each patent collateral assignment agreement pursuant to which Borrower assigns to Agent, for the benefit of Secured Parties, Borrower’s interests in its patents, as security for the Obligations.

Patriot Act:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item:  each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC:  the Pension Benefit Guaranty Corporation.

 Pension Plan:  any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Asset Disposition:  as long as no Default or Event of Default exists and all Net Proceeds (that consist of Collateral and to the extent that Loans are then outstanding) are remitted to Agent, an Asset Disposition that is (a) a sale or disposition of Cash Equivalents or Inventory in the Ordinary Course of Business; (b) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable or replaced in the Ordinary Course of Business; (c) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, where such termination could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (d) a discount or other compromise for less than face value of notes or accounts receivable in the Ordinary Course of Business and consistent with past conduct; (e) a sale or disposal of capital stock of Borrower or any Subsidiary in order to qualify members of the board of directors or other governing body of such Subsidiary if required by Applicable Law; (f) assignments and licenses of intellectual property in the Ordinary Course of Business; (g) a sale to Borrower or any Subsidiary to the extent permitted as an Investment herein; (h) transfers of property subject to condemnation, takings or casualty events; (i) the leasing, occupancy agreements or sub-leasing of property in the Ordinary Course of Business and which do not materially interfere with the business of Borrower or its Subsidiaries; (j) the sale or discount, in each case without recourse and in the Ordinary Course of Business, of overdue accounts receivable arising in the Ordinary Course of Business, to the extent that such overdue accounts receivable are not Eligible Accounts; (k) as long as no Default or Event of Default is continuing or would result therefrom, any other disposition for fair market value; provided, however, that with respect to any such sale, (i) except with respect to dispositions for an aggregate consideration up to $75,000,000, at least 75% of the consideration received for such sale shall be cash, Cash Equivalents or the assumption of liabilities of the seller as shown on its balance sheet (except any liabilities with respect to Subordinated Debt) and (ii) the aggregate consideration received shall not exceed $200,000,000 per Fiscal Year or $400,000,000 in the aggregate (provided, there shall be no limitation on the aggregate consideration received as long as no Default or Event of Default exists and, after giving pro forma effect to any such disposition, either (A) Availability exceeds the greater of (x) 20.0% of the aggregate amount of Revolver Commitments at such time or (ii) $200,000,000 or (B) (x) Availability exceeds the greater of (I) 15.0% of the aggregate amount of Revolver Commitments at such time or (II) $150,000,000 and (y) the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter ended at least thirty days prior to the date of determination is at least 1.00:1.00); (l) approved in writing by Agent and Required Lenders; (m) a disposition of property pursuant to a like-kind exchange to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are applied to the purchase price of such replacement property, in each case in accordance with Section 1031 of the Code; (n) a disposition of property pursuant to sale-leaseback transactions if the debt attributable to such transaction is otherwise permitted hereunder as a Capital Lease; or (o) a disposition of an investment in a joint venture (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements.

Permitted Asset Investments:  the acquisition of assets (including Equity Interests and including Equity Interests of Subsidiaries formed in connection with any such acquisition) and the continuation of ownership of such assets after the acquisition thereof constituting (a) an acquisition of a going concern or line of business or (b) a transaction that results in a Person becoming a Subsidiary (such going concern, line of business or new Subsidiary, a “Subject Business”); provided that Borrower shall, and shall cause the Domestic Subsidiaries to, comply with the requirements of Section 10.1.9 with respect to each such acquisition that results in a Person becoming a Subsidiary; provided; further that neither Borrower nor any of Subsidiaries shall consummate an acquisition of a Subject Business, unless:

(a) such Subject Business is in a line of business in which Borrower and Subsidiaries are permitted to engage hereunder;

(b) prior to the consummation of such transaction, the board of directors or other governing body of each Subject Business shall have recommended to the holders of the Equity Interests of such Subject Business that they vote in favor of approving such transaction (or that they tender their shares, in the case of a stock acquisition);

(c) if (A) the purchase price (including cash paid and debt incurred or assumed) for the Subject Business (when aggregated with the purchase price of all Subject Businesses acquired as part of the same transaction or series of related transactions) is more than $75,000,000 or (B) Availability is less than $400,000,000, determined on a pro forma basis after giving effect to the transaction (or series of related transactions), then, at least 10 Business Days prior to the consummation of such transaction (or the first material transaction in such series), Borrower shall have:

(1) given notice to Agent;

(2) delivered copies of all material agreements and other documents relating to such transaction to Agent;

(3) delivered audited historical financial statements prepared in accordance with GAAP (to the extent available; otherwise, unaudited historical financial statements (prepared in accordance with GAAP to Borrower’s knowledge) to the extent available; otherwise, such financial information as may be reasonably acceptable to Agent in the exercise of its Credit Judgment) of the Person to be acquired, prepared in reasonable detail, together with pro forma financial information, satisfactory to Agent (in the exercise of its Credit Judgment), and showing pro forma compliance with all covenants contained in this Agreement and the other Loan Documents as of the most recent Fiscal Quarter for which financial statements are available from Borrower and Subsidiaries and the Subject Business, treating the transaction (or series of related transactions) as though it had been consummated on the first day of the four-Fiscal Quarter period ended on the last day of such Fiscal Quarter; and

(4) given authorization to Agent to distribute copies of all such items to the Lenders;

(d) except with respect to an acquisition made solely with the proceeds of, or paid for solely by the issuance of, any Equity Interests by Holdings, after giving pro forma effect to any such acquisition, either (A) Availability exceeds the greater of (x) 20.0% of the aggregate amount of Revolver Commitments at such time or (ii) $200,000,000 or (B) (x) Availability exceeds the greater of (I) 15.0% of the aggregate amount of Revolver Commitments at such time or (II) $150,000,000 and (y) the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter ended at least thirty days prior to the date of determination is at least 1.00:1.00; and

(e) both before and after giving pro forma effect to such transaction, Borrower shall be in compliance with all covenants contained in this Agreement and the other Loan Documents, and no Default or Event of Default shall exist and be continuing or result from such transaction.

Permitted Contingent Obligations:  Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) with respect to guaranties in respect of Debt permitted by Section 10.2.1; (h) constituting Investments permitted by this Agreement; and (i) all other Contingent Obligations not described in the foregoing items (a) through (h), but only to the extent the same do not exceed $25,000,000 in the aggregate at any one time outstanding.

Permitted Lien:  as defined in Section 10.2.2.

Permitted Purchase Money Debt:  Purchase Money Debt of Borrower and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate principal amount (when taken together with such Debt permitted under Section 10.2.1(f) hereof) does not exceed $250,000,000 at any time and its incurrence does not violate Section 10.2.3.

Person:  any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan:  any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Forma Basis: means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition or disposition consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Debt), as if such acquisition or disposition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions with respect to cost savings that are expected to have a continuing impact on the Loan Parties and that are specified in details in the relevant compliance certificate, financial statement or other document provided and certified to Agent or any Lender by the chief financial officer of Borrower in connection herewith in accordance with Regulation S-X of the Securities Act of 1933.

Pro Rata:  with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested:  with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; (e) no Lien is imposed on any Collateral of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property:  any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances:  as defined in Section 2.1.6.

Purchase Money Debt:  (a) Debt (other than the Obligations), including Capital Leases, for payment of any of the purchase price of fixed assets (including, without limitation, equipment and vehicles) or construction or improvement thereof; (b) Debt (other than the Obligations) incurred within 90 days before or after acquisition of any fixed assets (including, without limitation, equipment and vehicles), for the purpose of financing any of the purchase price or for the construction or improvement thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien:  a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA:  the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Receivables:  all Accounts owned by Borrower and all other rights, titles or interests that, in accordance with GAAP, would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Documents, Instruments or General Intangibles under the Uniform Commercial Code in effect in any jurisdiction), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of Borrower’s rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any Person with respect to any of the foregoing.

Real Estate:  all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions:  the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount (or accreted value, if applicable) that does not exceed the principal amount (or accreted value, if applicable) of the Debt being extended, renewed or refinanced plus any premium or similar amount required to be paid, and fees and expenses, including in the form of original issue discount, incurred in connection with any of the foregoing; (b) it has a final maturity no sooner than, a weighted average life no less than the Debt being extended, renewed or refinanced, and an interest rate no greater than prevailing interest rates at the time of such extension, renewal or refinancing, provided, that Refinancing Debt in respect of the Existing 2020 Senior Notes shall not amortize or mature prior to 6 months following the Revolver Termination Date; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the terms and conditions taken as a whole are not materially less favorable to Borrower than those applicable to the Debt being extended, renewed or refinanced, provided, that a certificate of a Senior Officer delivered to Agent at least five (5) Business Days prior to the incurrence of such Debt, together with a reasonably detailed description of the material terms and conditions of such Debt or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless Agent notifies Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which Agent disagrees); (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt:  Debt that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (f), (j) or (n) or Debt evidenced by the Existing 2020 Senior Notes.

Register:  as defined in Section 13.3.

Reimbursement Date:  as defined in Section 2.3.2.

Rent and Charges Reserve:  the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report:  as defined in Section 12.2.3.

Reportable Event:  any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders:  Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that the Commitments and Loans of any Defaulting Lenders shall be excluded from such calculation.

Reserve:  an Accounts Reserve, Availability Reserve, Bank Product Reserve or Inventory Reserve.

Reserve Percentage:  the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/32nd of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Responding Lender:  as defined in Section 2.1.4(d).

Restricted Investment:  any Investment by Holdings, Borrower or a Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Investments described on Schedule 10.2.5; (c) Cash Equivalents; (d) loans and advances permitted under Section 10.2.7 (other than clause (d) thereof); (e) acquisitions of securities from account debtors in connection with the satisfaction or enforcement of Debt or claims due or owing to Borrower or any of Subsidiaries or as security for any such Debt or claim, in each case in the Ordinary Course of Business and consistent with past practice and so long as such securities are pledged to Agent for the benefit of the Lenders in accordance with the Loan Documents; (f) Investments in Wholly-Owned Domestic Subsidiaries that are Material Subsidiaries in an amount not to exceed $15,000,000 in the aggregate at any time outstanding; (g) Permitted Asset Investments by Borrower or any of its Subsidiaries; (h) Investments in Wholly-Owned Foreign Subsidiaries; provided that the amount of all such Investments does not exceed $5,000,000 in the aggregate at any time outstanding; (i) Investments in Wholly-Owned Immaterial Subsidiaries; provided that the amount of all such Investments does not exceed $10,000,000 in the aggregate at any time outstanding; (j) acquisitions by Holdings of obligations of one or more officers or other employees of Borrower and Subsidiaries in connection with such officers’ or employees’ acquisition of shares of Holdings’ common stock, so long as no cash is actually advanced by Holdings or any of Subsidiaries to such officers or employees in connection with the acquisition of any such obligations, and so long as the incurrence of such obligations complies with Applicable Law; (k) the receipt and holding of promissory notes and other non-cash consideration received in connection with any Asset Disposition permitted by Section 10.2.6; (l) investments in Borrower; (m) Investments in Hedging Agreements to the extent permitted under Section 10.2.15, (n) deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business consistent with the past practices of Borrower and its Subsidiaries; (o) extensions of trade credit in the Ordinary Course of Business; (p) de minimis Investments made in Persons that are newly formed subsidiaries; (q) Investments made in the Ordinary Course of Business and resulting from pledges and deposits to the extent permitted under Section 10.2.2(r); (r) Permitted Contingent Obligations; (s) Investments of any Person in existence at the time such Person becomes a Subsidiary; provided that such Investment was not created in anticipation of such Person becoming a Subsidiary; (t) Investments (other than Investments in respect of any Subject Business) to the extent made with the proceeds of, or paid for by the issuance of, any Equity Interests by Holdings; and (u) other Investments (other than Investments in respect of any Subject Business) so long as (i) both before and after giving pro forma effect to such Investment, no Default or Event of Default shall exist and be continuing or result from such Investment and (ii) either (A) Availability exceeds the greater of (x) 20.0% of the aggregate amount of Revolver Commitments at such time or (y) $200,000,000 or (B) (x) Availability exceeds the greater of (I) 15.0% of the aggregate amount of Revolver Commitments at such time or (II) $150,000,000 and (y) the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter ended at least thirty days prior to the date of determination is at least 1.00:1.00.

Restricted Subsidiary: any Subsidiary of Borrower other than an Unrestricted Subsidiary.

Restrictive Agreement:  an agreement (other than a Loan Document) that conditions or materially restricts the right of Borrower or any other Obligor to incur or repay the Obligations, to grant Liens on any Collateral in favor of Agent and the Lenders, to modify, extend or renew any agreement evidencing the Obligations, to repay any intercompany Debt or to declare or make Distributions.

Revolver Commitment:  for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan:  a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note:  a promissory note to be executed by Borrower in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date:  April 28, 2016.

Royalties:  all royalties, fees, expense reimbursement and other amounts payable by Borrower under a License.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secured Bank Product Obligations: (a) Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates) specified by such provider in writing to Agent, which amount may be established or increased (by further written notice to Agent from time to time) as long as no Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations and (b) other Bank Product Debt owing to Secured Bank Product Providers in an aggregate amount not to exceed $25,000,000.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, by the later of the Closing Date or 10 days following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.14.

Secured Parties:  Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents:  this Agreement, the Guaranties, pledge agreements, security agreements, Patent Assignments, Trademark Security Agreements, Copyright Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer:  the chairman of the board, president, chief executive officer or chief financial officer of Borrower or, if the context requires, an Obligor.

Settlement Report:  a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent:  as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specific Event of Default:  an Event of Default (i) described in Section 11.1(a), 11.1(c), 11.1(f), 11.1(g) or 11.1(j) or (ii) arising out of a breach or failure to perform any representation, warranty or covenant set forth in Sections 7, 8, 10.2 or 10.3.

Subordinated Debt:  Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations in a manner reasonably satisfactory to Agent, and is on other market terms (including maturity, interest, fees, repayment and covenants) that are generally customary for subordinated debt securities.

Subsidiary:  any entity more than 50% of whose voting securities or Equity Interests is owned by Borrower (including indirect ownership by Borrower through other entities in which Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).  Notwithstanding the foregoing, the term “Subsidiary” shall not include any Unrestricted Subsidiary except where the term “Subsidiary” is used in Sections 9.1.8, 9.1.10, 9.1.14, 9.1.15, 9.1.17, 9.1.19, 9.1.21, 9.1.24, 10.1.1, 10.1.2, 10.1.3, 10.1.5 and 10.1.6.

Swingline Loan:  any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Synthetic Lease:  (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

Synthetic Lease Obligation:  the monetary obligation of a Person under a Synthetic Lease.

Taxes:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Trademark Security Agreement:  each trademark security agreement pursuant to which Borrower grants to Agent, for the benefit of Secured Parties, a Lien on Borrower’s interests in trademarks, as security for the Obligations.

Transferee:  any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs or (ii) Availability is less than the greater of (A) 12.5% of the aggregate amount of Revolver Commitments or (B) $125,000,000 at any time and (b) continuing until, during the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than the greater of (i) 12.5% of the aggregate amount of Revolver Commitments or (ii) $125,000,000 at all times.

Type:  any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC:  the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

 Unfunded Pension Liability:  the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Unused Line Fee Rate: a per annum rate equal to (a) 0.50%, if the average daily balance of Revolver Loans and stated amount of Letters of Credit was 50% or less of the Revolver Commitments during the preceding calendar month, or (b) 0.375%, if such average daily balance was more than 50% of the Revolver Commitments during the preceding calendar month.

Unrestricted Subsidiary: an Immaterial Subsidiary which (i) is not an Obligor and (ii) pursuant to a resolution of the board of directors of Borrower has been deemed to be an Unrestricted Subsidiary; provided that (i) any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary if any such Unrestricted Subsidiary’s consolidated net assets are greater than or equal to $5,000,000 or (ii) if the aggregate amount of consolidated net assets of all Immaterial Subsidiaries that, but for this proviso, would constitute Unrestricted Subsidiaries is greater than or equal to $10,000,000 then each such Immaterial Subsidiary (such inclusion to be in order of those Immaterial Subsidiaries with the greatest amount of assets) shall cease to be an Unrestricted Subsidiary to the extent required for the aggregate amount of  consolidated net assets of all Unrestricted Subsidiaries, after giving effect to this proviso, to be less than $10,000,000.

Value:  (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit between Borrower and its Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Wholly-Owned: with respect to a Subsidiary of a Person, a Subsidiary of such person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such person and/or by one or more wholly-owned Subsidiaries of such person.

1.2. Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower’s certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change.

1.3. Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4. Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrower shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrower’s knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

1.5. Certain Calculations.  For purposes of making all calculations of the Fixed Charge Coverage Ratio hereunder, all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets for an aggregate consideration which is equal to at least $75,000,000 that have been acquired or disposed of by Borrower or any of its Subsidiaries after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower on a Pro Forma Basis.

SECTION 2. CREDIT FACILITIES

2.1. Revolver Commitment.

2.1.1. Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrower from time to time through the Commitment Termination Date; provided that the aggregate amount of Loans and LC Obligations shall not exceed the Revolver Commitments.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2. Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrower shall deliver a Revolver Note to such Lender.

2.1.3. Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrower solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; (d) to issue Letters of Credit; and (e) for working capital and other lawful corporate purposes of Borrower.

2.1.4. Voluntary Reduction or Termination of Revolver Commitments.

(a)           The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 10 days prior written notice to Agent (or upon such shorter notice period as may be consented to by Agent in its sole discretion), Borrower may, at its option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrower shall be irrevocable but, subject to Agent’s discretion, may be conditioned upon the closing of a refinancing transaction.  On the termination date, Borrower shall make Full Payment of all Obligations.

(b)           Borrower may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 10 days prior written notice to Agent (or upon such shorter notice period as may be consented to by Agent in its sole discretion), which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $50,000,000, or an increment of $10,000,000 in excess thereof, and Borrower may not permanently reduce the Revolver Commitments by more than $400,000,000 in the aggregate.

(c)           [Intentionally Omitted].

(d)           Increases of the Revolver Commitments.  Borrower may request in writing at any time that the then effective aggregate principal amount of Revolver Commitments be increased by a minimum amount of $50,000,000, or an increment of $10,000,000 in excess thereof; provided that (i) the aggregate principal amount of the increase in Revolver Commitments pursuant to this Section 2.1.4(d) shall not exceed $300,000,000; (ii) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such increase in Revolver Commitments; (iii) prior to the date of such increase, each Lender shall have received written notice from Agent of the aggregate principal amount of such increase; (iv) Borrower shall, and shall cause the Guarantors to, execute and deliver such documents and instruments and take such other actions as may be reasonably requested by Agent in connection with such increase and (v) such increase in the Revolver Commitment shall be subject to successful syndication thereof.  Any request under this Section 2.1.4(d) shall be submitted by Borrower to Agent (and Agent shall forward copies to Lenders), specify the proposed effective date and amount of such increase and be accompanied by an officer’s certificate of Borrower stating that no Default or Event of Default exists or will occur as a result of such increase.  Borrower may also specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolver Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolver Commitment.  No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolver Commitment.  Only the consent of each Increasing Lender and Agent shall be required for an increase in the aggregate principal amount of Revolver Commitments pursuant to this Section 2.1.4(d).  No Lender that elects not to increase the principal amount of its Revolver Commitment may be replaced in respect of its existing Revolver Commitment as a result thereof without such Lender’s consent.

Each Lender that desires to increase its Revolver Commitment (each a “Responding Lender”) shall as soon as practicable specify the amount of the proposed increase which it is willing to assume.  If the total amount that Responding Lenders are willing to increase their Revolver Commitments exceeds the amount of the requested increase, Agent shall allocate the proposed increase among the Responding Lenders ratably in proportion to the amount that each Responding Lender specified that it was willing to assume.  If the total amount that the Responding Lenders are willing to increase their Revolver Commitments is less than the amount of the proposed increase, Borrower may designate new lenders who qualify as Eligible Assignees and who are reasonably acceptable to Agent as additional Lenders hereunder in accordance with this Section 2.1.4(d) (each such new lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the Revolver Commitments.

Each New Lender designated by Borrower and reasonably acceptable to Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Revolver Commitment, upon its execution of New Lender Supplement in the form of Exhibit E-1 (and, in each case, otherwise in form and substance reasonably satisfactory to Agent) (the “New Lender Supplement”).  Each Increasing Lender shall execute an Increased Commitment Agreement in the form of Exhibit E-2 (and, in each case, otherwise in form and substance reasonably acceptable to Agent).

Subject to the foregoing, any increase requested by Borrower shall be effective as of the date proposed by Borrower and agreed to by Agent and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their Revolver Commitment, plus (ii) the principal amount offered by New Lenders with respect to Revolver Commitments.  Upon effectiveness of any such increase, the Pro Rata interest of each Lender will be adjusted to give effect to the increase in Revolver Commitments.  To the extent that in the aggregate Revolver Commitments such adjustment results in loss or expenses to any Lender as a result of the prepayment of any LIBOR Loan on a date other than the scheduled last day of the applicable Interest Period, Borrower shall be responsible for such loss or expense pursuant to Section 3.9.

Following the effective date of such increase to the Revolver Commitments, Agent shall deliver to Borrower an amended and restated Schedule 1.1 to the Agreement reflecting such increases to the aggregate Revolver Commitments.

2.1.5. Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base at any time, the excess amount (“Overadvance”) shall be payable by Borrower on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrower to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 5% of the Borrowing Base, less any outstanding Protective Advances; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 5% of the Borrowing Base, less any outstanding Protective Advances, and (ii) does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause (i) the outstanding Revolver Loans and LC Obligations of any Lender to exceed its Revolver Commitment or (ii) the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall Borrower or any other Obligor be deemed a beneficiary of this Section or authorized to enforce any of its terms.

2.1.6. Protective Advances.  At any time after an Event of Default has occurred and is continuing, Agent shall be authorized, in its reasonable discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount outstanding at any time, when aggregated with all outstanding Overadvances, of 5% of the Borrowing Base, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  In no event shall Protective Advances cause (i) the outstanding Revolver Loans and LC Obligations of any Lender to exceed its Revolver Commitment or (ii) the outstanding Revolving Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.2. [Reserved].

2.3. Letter of Credit Facility.

2.3.1. Issuance of Letters of Credit.  Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, Borrower or such Lender has entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  If Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by Borrower only (i) to support obligations of Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrower are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2. Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, Borrower shall pay to Issuing Bank, within one Business Day of notification thereof (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the date such draw was honored until payment by Borrower.  The obligation of Borrower to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, and irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrower may have at any time against the beneficiary.  Whether or not Borrower submits a Notice of Borrowing, Borrower shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrower does not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by Borrower or any other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3. Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and the Obligations have been accelerated and/or the Commitments have been terminated, (b) that Availability is less than zero or (c) after the Commitment Termination Date, then Borrower shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Borrower shall, if notified by 10:00 a.m. (Central Time), by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender on the same Business Day (and otherwise on the Business Day following receipt of such notification).  If Borrower fails to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).  Notwithstanding any other provision of this Agreement, Borrower shall not be required to pay any interest or fees attributable to the Fronting Exposure of a Defaulting Lender which has been Cash Collateralized.

2.3.4. Outstanding Letters of Credit.  Each of Borrower, each Guarantor, each Lender and the Issuing Bank hereby agree that with respect to the letters of credit set forth on Schedule 2.3.4 (“Outstanding Letters of Credit”), for all purposes of this Agreement, such Outstanding Letters of Credit shall constitute Letters of Credit hereunder.  Each Lender agrees to participate in each Outstanding Letter of Credit issued by the Issuing Bank in an amount equal to its Pro Rata share of the stated amount of such Outstanding Letter of Credit.

2.3.5. Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Borrower.  On the effective date of such resignation, Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Section 2.3, 12.6 and 14.2, relating to any Letter of Credit issued prior to such date.  Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrower.

SECTION 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a)           The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the

Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrower.  If a Loan is repaid on the same day made, one day’s interest shall accrue.

 (b)           During an Insolvency Proceeding with respect to Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)           Interest accrued on the Loans shall be due and payable in arrears, (i) (A) for any Base Rate Loan, on the first day of each month, (B) for any LIBOR Loan (other than a LIBOR Loan having an Interest Period of six months), on the last day of its Interest Period, and (C) for any LIBOR Loan having an Interest Period of six months, on the day that is three months after the commencement of its Interest Period and on the last day of its Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Application of LIBOR to Outstanding Loans.

(a)           Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.  In addition, until Agent notifies Borrower that syndication of the credit facility hereunder is complete, no Loan may be made as or converted into a LIBOR Loan.

(b)           Whenever Borrower desires to convert or continue Loans as LIBOR Loans, Borrower shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. (Central Time) at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified).  If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3. Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrower shall select an interest period (“Interest Period”) to apply, which interest period shall be 1, 2, 3 or 6 months; provided, however, that:

(a)           the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)           no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4. Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrower of such determination.  Until Agent notifies Borrower that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2. Fees.

3.2.1. Unused Line Fee.  Borrower shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. LC Facility Fees.  Borrower shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to the applicable Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears on the first day of each month or as otherwise agreed upon between Borrower and such Issuing Bank, and shall be payable on any increase in stated amount made between any such dates; and (c) to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3. [Reserved].

3.2.4. Agent Fees.  In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrower shall pay to Agent and Banc of America Securities LLC, for their own respective accounts, the fees described in the Fee Letter.

3.3. Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrower under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations.  Borrower shall reimburse Agent and the Lenders for all Extraordinary Expenses.  Borrower shall also reimburse Agent for all reasonable, documented and out-of-pocket legal (not to exceed one law firm for the arrangers and Agent and one additional local counsel in each applicable foreign jurisdiction, if reasonably requested by Agent), accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) syndication of the Revolver Commitments and negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrower by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction).  If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is reasonably determined that a higher Applicable Margin should have applied to a period than was actually applied, then, following Agent’s consultation with Borrower, the proper margin shall be applied retroactively and Borrower shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrower under this Section shall be due on demand.

3.5. Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrower shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.6. Inability to Determine Rates.  If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Change in Law.  If any Change in Law shall:

(a)           impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)           subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (in each case excluding Indemnified Taxes or Other Taxes which are governed by Section 5.9 and the imposition of, or any change in the rate of, any

Excluded Tax payable by such Lender or Issuing Bank, and, for the avoidance of doubt, without duplication of Section 5.9); or

(c)           impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than 120 days prior to the date that the Lender or Issuing Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8. Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or unlawful.  Borrower agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9. Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) Borrower fails to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.10, then Borrower shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in any interbank or offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits.

3.10. Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a)           Whenever Borrower desires funding of a Borrowing of Revolver Loans, Borrower shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (Central Time) (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. (Central Time) shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable, shall specify (1) the amount of the Borrowing, (2) the requested funding date (which must be a Business Day), (3) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (4) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)           Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations, but excluding Obligations other than principal, interest, scheduled fees and LC Obligations, which are being disputed in good faith by Borrower and are not more than thirty (30) days past due) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of Borrower maintained with Agent or any of its Affiliates.

(c)           If Borrower establishes a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other payment item at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of such payment item.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2. Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon (Central Time) on the proposed funding date for Base Rate Loans or by 3:00 p.m. (Central Time) at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 1:00 p.m. (Central Time) on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. (Central Time) on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrower.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not in fact received by Agent, then Borrower agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3. Swingline Loans; Settlement.

(a)           Agent may, but shall not be obligated to, advance Swingline Loans to Borrower, up to an aggregate outstanding amount of $75,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrower to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once each week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4. Notices.

  Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrower based on telephonic or e-mailed instructions.  Borrower shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Borrower’s behalf.

4.2. Defaulting Lender.

4.2.1. Reallocation of Pro Rata Share: Amendments.  For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent shall exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares; provided that no Lender shall be required to fund or participate in Loans or Letters of Credit in excess of its

Revolver Commitment.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2. Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrower hereunder.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3. Cure.  Borrower, Agent and Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender.  At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrower, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3. Number and Amount of LIBOR Loans; Determination of Rate.  For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Borrowings shall be allocated among Lenders on a Pro Rata basis.  No more than 10 Borrowings of LIBOR Loans may be outstanding at any time, and each Borrowing of LIBOR Loans when made shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.  Upon determining LIBOR for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone or electronically and, if requested by Borrower, shall confirm any telephonic notice in writing.

4.4. [Reserved].

4.5. One Obligation.  The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrower and shall be secured by Agent’s Lien upon all Collateral.

4.6. Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of Borrower contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement reasonably satisfactory to Agent, executed by Borrower and, to the extent requested by Agent, any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; and (b) such Cash Collateral as Agent, in its reasonable discretion, deems appropriate to protect against such damages.  Sections 2.3.1(c), 3.4, 3.7, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1. General Payment Provisions.  All payments of Obligations shall be made in Dollars, and subject to Section 5.9, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 11:00 a.m. (Central Time) on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Borrower may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans; provided, however, that as long as no Event of Default exists, prepayments of LIBOR Loans may, at the option of Borrower and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods.

5.2. Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  If any Asset Disposition includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrower shall, on the sooner of Agent’s demand or the first Business Day after Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3. [Reserved].

5.4. Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, within one Business Day of demand in the case of LC Obligations and 10 days of demand for all other such Obligations.

5.5. Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrower is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6. Post-Default Allocation of Payments.

5.6.1. Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)           second, to all amounts owing to Agent on Swingline Loans and Protective Advances;

(c)           third, to all amounts owing to Issuing Bank;

(d)           fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations);

(e)           fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations);

(f)           sixth, to Cash Collateralization of LC Obligations;

(g)           seventh, to all Loans and Noticed Hedges up to the amount of the Bank Product Reserve, including Cash Collateralization of Noticed Hedges;

(h)           eighth, to all other Noticed Hedges;

(i)           ninth, to all other Secured Bank Product Obligations; and

(j)           last, to all other Obligations.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party.  If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is zero.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor.  This Section is not for the benefit of or enforceable by Borrower.

5.6.2. Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7. Application of Payments.  During any Dominion Period, the ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day.  Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds during any Dominion Period, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.  If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrower and shall be made available to Borrower as long as no Default or Event of Default exists.

5.8. Loan Account; Account Stated.

5.8.1. Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrower resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower, and Borrower confirms that such arrangement shall have no effect on its liability for the Obligations.

5.8.2. Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9. Taxes.

5.9.1. Payments Free of Taxes.  Any and all payments by any Obligor on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, except as required by Applicable Law.  If Applicable Law requires any Obligor or Agent to withhold or deduct any amounts on account of Indemnified Taxes or Other Taxes, the sum payable by Borrower shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2. Payment.  Borrower shall indemnify, hold harmless and reimburse Agent, Lenders and Issuing Bank, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the calculations of such payment or liability shall be delivered to Borrower by a Lender or Issuing Bank (with a copy to Agent), or by Agent, and shall be conclusive absent manifest error.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a relevant Governmental Authority, Borrower shall deliver to Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

5.9.3. Refunds. If any Lender or Issuing Bank determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by Borrower pursuant to this Section 5.9, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 5.9 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) to such Borrower, net of all out-of-pocket expense of such Lender or Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of Lender or Issuing Bank, as the case may be, agrees promptly to return such refund, plus any penalties, interest or other charges imposed on such party by the relevant Governmental Authority, to such party in the event such party is required to repay such refund to the relevant Governmental Authority.  This subsection shall not be construed to require any Lender or Issuing Bank, as the case may be, to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

5.10. Lender Tax Information.

5.10.1. Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower, sufficient to permit Agent or Borrower to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2. Documentation.  If Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Agent and Borrower two duly signed and properly completed copies of IRS Form W-9 or such other documentation or information prescribed by Applicable Law on or prior to the date on which such Lender becomes a Lender hereunder, upon the expiration, obsolescence or invalidity of any previously delivered form and after the occurrence of any change in circumstance relating to the Lender requiring a change in the most recent form previously delivered by it to Borrower (and from time to time thereafter upon request by Agent or Borrower), in each case certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal backup withholding tax.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower (i) on or prior to the date on which such Lender becomes a Lender hereunder, (ii) upon the expiration, obsolescence or invalidity of any previously delivered form, and (iii) after the occurrence of any change in circumstances relating to the Lender requiring a change in the most recent form previously delivered by it to Borrower (and from time to time thereafter upon request by Agent or Borrower, but only if such Foreign Lender is legally entitled to do so), (a) two duly signed and properly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) two duly signed and properly completed copies of IRS Form W-8ECI; (c) two duly signed and properly completed copies of IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, two duly signed and properly completed copies of IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrower to determine the withholding or deduction required to be made, including, if applicable, any documentation necessary to prevent withholding under Sections 1471 or 1472 of the Code (as of the date hereof, and any regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith).

5.10.3. Lender Obligations.  Each Lender and Issuing Bank shall promptly notify Borrower and Agent of any change in circumstances that would change any claimed tax exemption or reduction.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrower and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.

SECTION 6. CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans.  Subject to Section 10.1.11, in addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrower hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)           Notes shall have been executed by Borrower and delivered to each Lender that requests issuance of a Note at least one (1) Business Day prior to the Closing Date.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto.

(b)           Agent shall have received executed copies of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence reasonably satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)           Agent shall have received a certificate or certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer or the Treasurer of Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(d)           Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person executing the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(e)           Agent shall have received a written opinion of Weil, Gotshal & Manges LLP, and Borrower’s general counsel, in form and substance reasonably satisfactory to Agent.

(f)           Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(g)           Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, together with, with respect to property insurance in respect of property constituting Collateral and the general and/or excess liability insurance on the Properties and business of Borrower and its Subsidiaries, loss payable and additional insured endorsements naming Agent as loss payee and additional insured, as applicable, all in compliance with the Loan Documents.

(h)           Agent shall have (i) received financial projections of Borrower evidencing Borrower’s ability to comply with the financial covenants set forth herein on a pro forma basis, (ii) completed its business, financial and legal due diligence of Obligors, in all cases, with results reasonably satisfactory to Agent, and (iii) received a reasonably satisfactory appraisal of Borrower’s Inventory.  No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2010.

(i)           Borrower shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(j)           Agent shall have received a Borrowing Base Certificate prepared as of April 28, 2011.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $500,000,000.

(k)           Agent shall have received an officer’s certificate certifying that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrower violates the Existing 2020 Senior Notes (or the indenture executed in connection therewith).

(l)           Borrower shall have obtained all material Governmental Authority and other third party consents and approvals as may be reasonably necessary or appropriate to execute the Loan Documents and perform their obligations hereunder and thereunder.

(m)           Agent shall have received a duly executed tri-party collateral assignment of the intellectual property license by which Borrower licenses the intellectual property from AK Properties, LLC used in the manufacturing, marketing, distribution and sale of Inventory (provided such assignment to Agent shall be limited to the rights to use such intellectual property to manufacture, process and sell the Inventory), in form and substance satisfactory to Agent.

(n)           Agent shall have received a duly executed payoff letter with respect to the Existing Loan Agreement, in form and substance satisfactory to Agent.

6.2. Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrower, unless the following conditions are satisfied:

(a)           No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)           The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (without giving effect to any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date); and

(c)           With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information and documents as it reasonably deems appropriate in connection therewith.

6.3. Limited Waiver of Conditions Precedent.  If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7. COLLATERAL

7.1. Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property of Borrower, whether now owned or hereafter acquired, and wherever located:

(a)           all Inventory;

(b)           all Receivables;

(c)           all contracts for sale, lease, exchange or other disposition of Inventory, whether or not performed and whether or not subject to termination upon a contingency or at the option of any party thereto;

(d)           all Documents covering Inventory;

(e)           each Deposit Account (excluding the Concentration Account) in which proceeds of Inventory or Receivables or other Collateral are deposited;

(f)           all trademarks, servicemarks, trade names and similar intangible property owned or used by Borrower in its business, together with the goodwill of the business symbolized thereby and all rights relating thereto; provided that the rights of the Agent, on behalf of the Lenders, shall be limited to the use of such Collateral to manufacture, process and sell the Inventory;

(g)           all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of Borrower pertaining to any of the Collateral; and

(h)           all other proceeds of the Collateral described in the foregoing clauses (a) through (g).

7.2. Lien on Deposit Accounts; Cash Collateral.

7.2.1. Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts constituting Collateral credited to any Deposit Account of Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Borrower authorizes and directs each bank or other depository (during a Dominion Period) to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding.  Borrower irrevocably appoints Agent as Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2. Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrower, and shall have no responsibility for any investment or loss.  Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  Neither Borrower nor any other Person claiming through or on behalf of Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3. [Reserved].

7.4. Other Collateral. Borrower shall notify Agent on the same day Borrower delivers a Borrowing Base Certificate under Section 8.1 in writing if, after the Closing Date, Borrower obtains any interest in any Collateral consisting of (i) Deposit Accounts, (ii) Intellectual Property, (iii) Chattel Paper, (iv) Documents, (v) Instruments or (vi) Letter-of-Credit Rights (with respect to each of (iii) through (vi), solely to the extent such Collateral has an individual value of at least $5,000,000) and, upon Agent’s reasonable request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Borrower shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5. No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrower relating to any Collateral.

7.6. Further Assurances.  Promptly upon request, Borrower shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.  Borrower authorizes Agent to file any financing statement that indicates the Collateral and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

8.1. Borrowing Base Certificates.  By the 15th day of each month, Borrower shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and, during a Dominion Period, at such other times as Agent may reasonably request, but not more than weekly.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer or the Treasurer; provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; and (b) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves.  In connection with the delivery of the Borrowing Base Certificate, Borrower shall deliver a list of third-party locations where Inventory is located (together with the amount of Inventory at each such location) that is deemed “Eligible Inventory” in the applicable Borrowing Base Certificate that is not otherwise subject to a Lien Waiver.

8.2. Administration of Accounts.

8.2.1. Records and Schedules of Accounts.  Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may request, a sales and collections report, in form reasonably satisfactory to Agent.  Borrower shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If either (a) Accounts in an aggregate face amount of $5,000,000 or more during a Dominion Period or (b) Accounts of any one Account Debtor in an aggregate face amount of $5,000,000 or more at any time, cease to be Eligible Accounts, Borrower shall notify Agent of such occurrence promptly (and in any event within five Business Days) after Borrower has knowledge thereof.

8.2.2. Taxes.  If an Account of Borrower includes a charge for any material, past due Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper Governmental Authority for the account of Borrower and to charge Borrower therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrower or with respect to any Collateral.

8.2.3. Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower by mail, telephone or otherwise.  Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4. Maintenance of Dominion Account.  Borrower shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent.  Borrower shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, to the extent required by Agent, waiving offset rights of such servicer or bank against any funds in the lockbox or Dominion Account, except offset rights for customary administrative charges.  Neither Agent nor Lenders assume any responsibility to Borrower for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Proceeds of Collateral.  Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If Borrower or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3. Administration of Inventory.

8.3.1. Records and Reports of Inventory.  Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request.  Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

8.3.2. Returns of Inventory.  Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $1,000,000; and (d) any payment received by Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.3. Acquisition, Sale and Maintenance.  Borrower shall take all steps to assure that all Inventory is produced by Borrower in accordance with all material requirements of Applicable Law, including the FLSA.  Borrower shall not sell any Inventory that is included in the definition of Eligible Inventory on consignment or approval or any other basis under which the customer may return or require Borrower to repurchase such Inventory.  Borrower shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all material requirements of Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases and except in the case of a bona fide dispute) at all locations where any Collateral is located.

8.4. [Reserved].

8.5. Administration of Deposit Accounts.  Borrower shall maintain Bank of America and other Lenders as Borrower’s principal depository banks, including for the maintenance of operating and deposit accounts, lockbox administration, funds transfer and information reporting service, in each case, to the extent related to the credit facility contemplated hereunder.  The list of Deposit Accounts delivered in writing to Agent prior to the Closing Date (the “Deposit Account List”) sets forth all Deposit Accounts maintained by Borrower, including all Dominion Accounts as of the date hereof.  Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than (i) an account exclusively used for payroll, trust purposes, petty cash, payroll taxes or employee benefits, (ii) an account containing not more that $10,000 at any time, (iii) an account that does not contain proceeds of Collateral or (iv) the Concentration Account).  Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over such Deposit Account constituting Collateral or any Property deposited therein.  Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and shall deliver to Agent an updated Deposit Account List at the time of such notification.

8.6. General Provisions.

8.6.1. Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at the business locations set forth in Schedule 8.6.1, except that Borrower may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(a)           Without limiting the provisions set forth in Section 10.1.7, Borrower will maintain or cause to be maintained replacement value property insurance (including business interruption insurance) on the Collateral under such policies of insurance, with such insurance companies (including captive insurers reasonably acceptable to Agent), in such amounts (including after giving effect to self insurance reasonably acceptable to Agent), with such deductibles, and covering such risks as are at all times reasonably satisfactory to the Agent.  Each policy of insurance on the Collateral shall contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Agent, that names the Agent for the benefit of the Lenders as the loss payee thereunder for any covered loss and shall endeavor to provide at least thirty (30) days prior written notice to the Agent of any cancellation of such policy.  In addition, Borrower shall give at least thirty (30) days prior written notice to the Agent of any material reduction in coverage or cancellation of the policies of insurance described in the preceding sentence.

(b)           Any proceeds of insurance (including, without limitation, proceeds from business interruption insurance and excluding proceeds from workers’ compensation or D&O insurance) solely to the extent attributable to the Collateral and any awards arising from condemnation solely to the extent attributable to the Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Collateral shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding and thereafter paid to Borrower or in accordance with applicable law.

8.6.3. Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrower.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower’s sole risk.

8.6.4. Defense of Title to Collateral.  Borrower shall at all times take all reasonable actions to defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7. Power of Attorney.  Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or Borrower’s name, but at the cost and expense of Borrower:

(a)           Endorse Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           During an Event of Default which is continuing, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent reasonably deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to Borrower, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be reasonably necessary in Agent’s determination or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which Borrower is a beneficiary; and (xii) take all other actions as Agent deems reasonably appropriate to fulfill Borrower’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, Borrower represents and warrants that:

9.1.1. Organization and Qualification.  Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Obligor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable

Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except, as set forth solely in clause (c), as could not reasonably be expected to have a Material Adverse Effect.

9.1.3. Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4. Capital Structure.  Schedule 9.1.4 shows, for Borrower and each Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests (with respect to Obligors) and the holders of its Equity Interests.  Holdings has good title to its Equity Interest in Borrower and Borrower has good title to its Equity Interests in Subsidiaries, in each case subject only to Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of Borrower or any Obligor.

9.1.5. Corporate Names; Locations.  During the five years preceding the Closing Date, except as shown on Schedule 9.1.5, neither Borrower nor any Guarantor has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.  The chief executive offices and other places of business of Borrower and each Guarantor are shown on Schedule 8.6.1.  During the five years preceding the Closing Date, neither Borrower nor any Guarantor has had any other office or place of business.

9.1.6. Title to Properties; Priority of Liens.  Each of Borrower and each Material Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each of Borrower and each Material Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.7. Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect thereto.  Borrower warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)           it is genuine and in all material respects what it purports to be, and is not evidenced by a judgment;

(b)           it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)           it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d)           it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)           no purchase order, agreement, document or Applicable Law validly restricts assignment of the Account to Agent, and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)           no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)           to Borrower’s actual knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent (except to the extent clauses (f)(i) and (ii) of the definition of “Eligible Account” apply), is not contemplating or subject to an Insolvency Proceeding (except to the extent clauses (f)(i) and (ii) of the definition of “Eligible Account” apply), and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.8. Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Holdings, Borrower and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects, the financial positions and results of operations of Holdings, Borrower and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2010, there has been no change in the condition, financial or otherwise, of Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Borrower and its Subsidiaries are Solvent on a consolidated basis.

9.1.9. Surety Obligations.  Neither Borrower nor any Material Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.10. Taxes.  Each of  Holdings, Borrower and each Subsidiary has filed all material federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.

9.1.11. Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.12. Intellectual Property. Each of Borrower and each Material Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except as could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to Borrower’s knowledge, threatened Intellectual Property Claim with respect to Borrower, any Material Subsidiary or any of their Property (including any Intellectual Property) except as could not reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.12, neither Borrower nor any Material Subsidiary as of the date hereof pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All material Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, Borrower or any Subsidiary as of the date hereof is shown on Schedule 9.1.12.  As of the date hereof, the manufacturing, marketing, distribution or disposition of Inventory is not subject to any Licenses (except ordinary course software Licenses).

9.1.13. Governmental Approvals.  Each of Borrower and each Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrower and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14. Compliance with Laws.  Each of Holdings, Borrower and each Material Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to Borrower or any Material Subsidiary under any Applicable Law.  No Inventory has been produced in violation of any material provisions of the FLSA.

9.1.15. Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.15, none of Holding’s, Borrower’s or any Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release that could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.15, neither Holdings, Borrower nor any Subsidiary has received any Environmental Notice that could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.15, none of Holdings, Borrower or any Subsidiary has any liability with respect to any Environmental Release or under any Environmental Law, that could reasonably be expected to have a Material Adverse Effect.

9.1.16. Burdensome Contracts.  None of Holdings, Borrower or any Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  None of Holdings, Borrower or any Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.17. Litigation.  Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to Borrower’s actual knowledge, threatened against Holdings, Borrower or any Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect.  None of Holdings, Borrower or any Subsidiary is in default with respect to any material order, injunction or judgment of any Governmental Authority.

9.1.18. No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  None of Holdings, Borrower or any Material Subsidiary is in default under any Material Contract which default could reasonably be expected to have a Material Adverse Effect.

9.1.19. ERISA.  Except as disclosed on Schedule 9.1.19:

(a)           Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code, and other federal and state laws, except, in each case, where non-compliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except where failure to obtain such qualification could not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred or is reasonably expected to occur; and (ii) as of the most recent valuation date for any Pension Plan, there is no Unfunded Pension Liability, individually or in the aggregate for all Pension Plans, which could reasonably be expected to result in a Material Adverse Effect.

(d)           With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except where such failure to make such contributions could not reasonably be expected to result in a Material Adverse Effect; and (ii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities, except where such failure to register or maintain such good standing could not reasonably be expected to result in a Material Adverse Effect.

9.1.20. Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between Borrower or any Material Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrower or any Material Subsidiary, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.  There exists no condition or circumstance that could reasonably be expected to impair the ability of Holdings, Borrower or any Material Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21. Labor Relations.  As of the Closing Date, except as described on Schedule 9.1.21, there are no grievances, disputes or controversies with any union or other organization of Holding’s, Borrower’s or Subsidiary’s employees, or, to Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, which could reasonably be expected to result in a Material Adverse Effect.

9.1.22. Payable Practices.  Neither Borrower nor any Material Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23. Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24. Margin Stock.  None of Holdings, any  Borrower or any Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2. Complete Disclosure.  The Loan Documents taken as a whole do not contain any untrue statement of a material fact, nor fail to disclose any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such statements were made.  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that to Borrower’s knowledge could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants.  Until Full Payment of the Obligations, Borrower shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a)           Permit Agent from time to time, (but no more than once per fiscal quarter at Borrower’s expense, except during the continuance of an Event of Default), subject to reasonable notice and normal business hours, to visit and inspect the Properties of Borrower or any Subsidiary, inspect, audit and make extracts from Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with Borrower.  Borrower acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrower shall not be entitled to rely upon them.

(b)           Reimburse Agent for all reasonable and documented charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate; and (ii) appraisals of Inventory; provided, however, that absent the occurrence and continuance of an Event of Default, (a) field examinations shall not be undertaken more than once in each Fiscal Year except (x) if (i) Availability (A) falls below the greater of 70% of the aggregate Revolver Commitments at such time and $700,000,000 and (B) is greater than or equal to the greater of 17.5% of the aggregate Revolver Commitments at such time and $175,000,000 and (ii) more than 180 days have elapsed since the date of the last field examination, then an additional field examination may be undertaken or (y) if (i) Availability falls below the greater of 17.5% of the aggregate Revolver Commitments at such time and $175,000,000 and (ii) more than 120 days have elapsed since the date of the last field examination, then an additional field examination may be undertaken and (b) appraisals and other audits of Collateral shall not be undertaken more than (x) twice in each Fiscal Year during which a Dominion Period has not occurred and (y) three times in each Fiscal Year during which a Dominion Period has occurred.  Subject to and without limiting the foregoing, Borrower specifically agrees to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any field examinations, and shall pay the standard charges of Agent’s internal appraisal group as well as the charges of any third party used for such purposes.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2. Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)           as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Holdings, Borrower and Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information reasonably acceptable to Agent;

(b)           as soon as available, and in any event (i) within 30 days after the end of each Fiscal Quarter (but within 45 days after the last Fiscal Quarter in a Fiscal Year) and (ii) at all times during a Dominion Period, within 30 days after the end of each month (but within 45 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter or month and the related statements of income and cash flow for such month or Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Holdings, Borrower and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer or Treasurer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month or Fiscal Quarter, as applicable, and period, subject to normal year-end adjustments and the absence of footnotes;

(c)           concurrently with the delivery of the financial statements as of the end of each month under clause (b) above, a reconciliation of Eligible Inventory and Eligible Accounts from the Borrowing Base then in effect to the general ledger or other source document to such financial statements;

(d)           concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer or Treasurer of Borrower;

(e)           concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by its accountants in connection with such financial statements;

(f)           not later than 45 days after the end of each Fiscal Year, projections of Borrower’s consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, quarter by quarter;

(g)           at Agent’s reasonable request, a listing of Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;

(h)           promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Borrower to the public concerning material changes to or developments in the business of Borrower;

(i)           promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan; and

(j)           such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 10.1.2 may be satisfied by furnishing Borrower’s (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission or any successor thereto to Agent and the Lenders.

10.1.3. Notices.  Notify Agent and Lenders in writing, promptly after Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if the foregoing could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $25,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could be reasonably expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, if any such Environmental Release could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice, if receipt of such Environmental Notice could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; or (j) the discharge of or any withdrawal or resignation by Borrower’s independent accountants.

10.1.4. Landlord and Storage Agreements.  Upon reasonable request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral is kept.

10.1.5. Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to take appropriate action to remediate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6. Taxes.  Pay and discharge all material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7. Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with financially sound and reputable insurers (including captive insurers) reasonably satisfactory to Agent, with respect to the Properties and business of Borrower and Subsidiaries of such type, in such amounts (including after giving effect to self insurance) (such amounts to be reasonably acceptable to Agent), and with such coverages and deductibles as are customary for companies similarly situated.  Unless Agent shall agree otherwise, each general liability and/or excess liability policy shall include Agent as additional insured, as appropriate, and state that the applicable insurer will endeavor to provide 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

10.1.8. Licenses.  Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Holdings, Borrower and Subsidiaries in full force and effect except, solely in the case of Licenses affecting Property that is not Collateral, to the extent the failure to maintain such License would not result in a Material Adverse Effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9. Future Subsidiaries.  Promptly notify Agent (a) upon any Person becoming a Subsidiary (or becoming a Material Subsidiary which was previously an Immaterial Subsidiary) and (b) if any Wholly-Owned Domestic Subsidiary which is a Material Subsidiary of Borrower incurs or guarantees (i) Debt (other than (A) intercompany Debt owed to the Borrower or a Subsidiary Guarantor and (B) Debt incurred or assumed by such Domestic Subsidiary pursuant to Section 10.2.1(f) or 10.2.1(j)) in excess of $40,000,000 in the aggregate or (ii) the Existing 2020 Senior Notes, and cause such Wholly-Owned Domestic Subsidiary referred to in this clause (b), within ten (10) Business Days, to guaranty the Obligations by its execution and delivery to Agent of a Guaranty.

10.1.10. Additional Borrowers.  Upon the request of Borrower with the consent of Agent and the Required Lenders, any Wholly-Owned Domestic Subsidiary may be added as a “Borrower” or a borrowing base Guarantor hereunder, effective upon the execution and delivery to Agent by such Domestic Subsidiary of a joinder agreement to this Agreement and any other Security Documents, amendments and documents as reasonably required by Agent to accommodate such Domestic Subsidiary becoming a Borrower or borrowing base Guarantor, as applicable, it being understood that (a) such amendments shall be made with the consent of the Required Lenders (notwithstanding any other provision hereof) and (b) Borrower and Agent may agree to include Inventory and Receivables of such Domestic Subsidiary in the Borrowing Base subject to (i) Agent’s receipt and reasonable satisfaction with an appraisal and field examination with respect thereto and (ii) such Domestic Subsidiary’s grant of Liens in favor of Agent, for the benefit of the Secured Parties, on the same categories of its assets as comprise the existing Collateral.

10.1.11. Post Closing Covenants.

(a)           No later than ten (10) Business Days after the Closing Date (or such later date as is reasonably acceptable to Agent), deliver, or cause to be delivered, to Agent the insurance certificates and related loss payee and additional insured endorsements with respect to the property insurance on the Collateral and the general and/or excess liability insurance on the Properties and business of Borrower and its Subsidiaries, in each case in form and substance reasonably satisfactory to Agent in accordance with the terms hereunder.

(b)           No later than thirty (30) days following the Closing Date (or such later date as is reasonably acceptable to Agent), deliver, or cause to be delivered, to Agent foreign qualification certificates for the Borrower issued by the Secretary of State or other appropriate official of the State of New York.

10.2. Negative Covenants.  Until Full Payment of the Obligations, Borrower shall not, and shall cause Holdings and each Subsidiary not to:

10.2.1. Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)           the Obligations;

(b)           Subordinated Debt;

(c)           Permitted Purchase Money Debt;

(d)           [Intentionally Omitted];

(e)           Bank Product Debt and Debt pursuant to Hedging Agreements permitted under Section 10.2.15;

(f)           Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by Borrower or any Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

(g)           Permitted Contingent Obligations;

(h)           Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)           Existing Senior Debt;

(j)           Debt, not secured by Collateral, incurred or assumed in connection with any acquisition of a Person not constituting a Restricted Investment, and a Person that becomes a direct or indirect Wholly-Owned Subsidiary as a result of any acquisition not constituting a Restricted Investment may remain liable with respect to unsecured Debt existing on the date of such acquisition; provided that Debt owed by a Person that becomes a Subsidiary and remains liable with respect to any Debt (after giving effect to the transaction that caused it to become a Subsidiary) shall be treated as having incurred or assumed such Debt at the time such Person becomes a Subsidiary; provided; further, that the aggregate principal amount of all such Debt incurred or assumed prior to the termination of the Commitments and Full Payment shall not exceed $400,000,000;

(k)           Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(l)           Debt of Immaterial Subsidiaries in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

(m)           Debt incurred pursuant to any intercompany Loan permitted under Section 10.2.7; provided that, to the extent such intercompany Loan is made to Borrower or any Guarantor, such Debt is subordinated to the Obligations on terms acceptable to Agent;

(n)           Debt described on Schedule 10.2.1;

(o)           Debt which may be deemed to exist as a result of the existence of any worker’s compensation claims, self-insurance obligations, guaranties, performance, surety, statutory, appeal, custom bonds or similar obligations incurred in the Ordinary Course of Business;

(p)           Debt in respect of netting services and overdraft protections in connection with Deposit Accounts in the Ordinary Course of Business;

(q)           Debt incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the ordinary course;

(r)           Debt that is not included in any of the other clauses of this Section, is not secured by a Lien and does not amortize or mature prior to 6 months after the Revolver Termination Date, so long as no Default exists or would result therefrom;

(s)           Debt incurred by Borrower or any of its Subsidiaries arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, in connection with Permitted Asset Investments or permitted dispositions of any business, asset or Subsidiary of Borrower or any of its Subsidiaries.

(t)           guaranties in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;

(u)           guaranties by Borrower of Debt or other obligations of a Subsidiary or guaranties by a Subsidiary of Borrower of Debt or other obligations of Borrower or a Subsidiary with respect, in each case, to Debt otherwise (i) permitted to be incurred pursuant to this Section 10.2.1, or other obligations not prohibited hereunder, (ii) subordinated to the Obligations on terms acceptable to Agent, and (iii) that would not constitute a Restricted Investment; and

(v)           other Debt in an aggregate principal amount not to exceed $1,250,000,000 at any time outstanding.

10.2.2. Permitted Liens.  Create or suffer to exist any Lien upon any Property, except the following (collectively, “Permitted Liens”):

(a)           Liens in favor of Agent;

(b)           Purchase Money Liens securing Permitted Purchase Money Debt;

(c)           Liens for Taxes not yet due or being Properly Contested;

(d)           statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrower or any Subsidiary;

(e)           Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Debt), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)           Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)           Liens arising by virtue of a judgment or judicial order against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)           easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)           normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)           existing Liens shown on Schedule 10.2.2;

(k)           Liens securing industrial revenue or pollution control bonds issued by Borrower; provided, however, that (a) the aggregate principal amount of Debt secured by such Liens shall not exceed the lesser of cost or fair market value, as determined in good faith by the board of directors or other governing body of Borrower, of the assets or property so financed, and (b) such Liens shall not encumber any property or assets of Borrower or any Subsidiaries other than the assets or property so financed;

(l)           Liens incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the Ordinary Course of Business;

(m)           any interest or title of a lessor or sublessor under any lease permitted hereunder;

(n)           Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted hereunder;

(o)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;

(p)           any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property not materially detracting from the value of such real property;

(q)           licenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary;

(r)           Liens incurred in the Ordinary Course of Business on deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of Debt);

(s)           Liens in favor of customs and revenue authorities arising as a matter of law and in the Ordinary Course of Business to secure payment of customs duties in connection with the importation of goods; and

(t)           other Liens (i) on assets of Borrower or any Guarantor (other than Liens on Collateral) securing Debt in an aggregate principal amount not to exceed $500,000,000 at any time outstanding so long as any such Liens shall be subject to an intercreditor agreement, in form and substance reasonably acceptable to Agent or (ii) on assets of any Subsidiary of Borrower which is not an Obligor to the extent such Liens secure Debt of such Subsidiary that is permitted under Section 10.2.1 hereof.

10.2.3. [Reserved].

10.2.4. Distributions.  Declare or make any Distributions; provided that Borrower may, so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, make Distributions to Holdings and (as applicable) Holdings may make Distributions (i) (A) in an aggregate amount not to exceed $10,000,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses, (B) to the extent necessary to permit Holdings to discharge, to the extent attributable to Holding’s ownership of Borrower and its Subsidiaries, the federal consolidated tax liabilities and any state or local tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Distribution for such purpose and (C) to permit Holdings to pay dividends in respect of its common stock in an amount not to exceed $12,000,000 in any Fiscal Year and (ii) so that Holdings may make Distributions for any purpose not otherwise prohibited under applicable law or the Loan Documents, so long as on the date of declaration of such Distribution (after giving pro forma effect thereto) either (A) Availability exceeds the greater of (x) 22.5% of the aggregate amount of the Revolver Commitments at such time and (y) $225,000,000 or (B) (x) Availability exceeds the greater of (I) 17.5% of the aggregate Revolver Commitments at such time and (II) $175,000,000 and (y) the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter ended at least thirty days prior to the date of determination is at least 1.00:1.00.

10.2.5. Restricted Investments.  Make any Restricted Investment.

10.2.6. Disposition of Assets.  Make any Asset Disposition, except (a) a Permitted Asset Disposition, (b) disposition of Equipment that (i) is surplus, worn, damaged or obsolete or (ii) that does not constitute all or substantially all of the Equipment of Borrower and could not reasonably be expected to have a Material Adverse Effect, or (c) a transfer of Property by a Subsidiary or Obligor to Borrower or another Obligor.

10.2.7. Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) as long as no Default or Event of Default exists before or after giving effect thereto, intercompany loans that do not constitute Restricted Investments; provided, however, that any such intercompany loans made to Borrower or any other Obligor shall be subordinated to the Obligations in a manner reasonably satisfactory to the Agent; (e) loans that could otherwise be made as a distribution under Section 10.2.4; provided, however, that any such loans made to Borrower shall be subordinated to the Obligations in a manner reasonably satisfactory to the Agent; and (f) advances or loans, each evidenced by promissory notes, to officers, directors or employees (i) for the purchase by such officers, directors or employees of Equity Interests of Holdings pursuant to a stock ownership or purchase plan or compensation plan, in each case, to the extent permitted by Applicable Law in an amount not to exceed $1,000,000 in the aggregate to such officers, directors or employees outstanding at any time or (ii) otherwise in an amount not to exceed $1,000,000 in the aggregate to such officers, directors or employees outstanding at any time.

10.2.8. Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer or the Treasurer of Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Existing Senior Debt prior to the applicable due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter in accordance with this Agreement); provided, however, that Borrower may (i) prepay, redeem, repurchase, retire, or defease any Debt prior to its due date so long as Availability at the time such prepayment, redemption, repurchase, retirement, or defeasance is declared, after giving pro forma effect to such prepayment, redemption, repurchase, retirement, or defeasance, is at least $150,000,000, (ii) prepay, redeem, repurchase, retire, or defease any Debt with the proceeds of an equity issuance; and (iii) prepay any Debt with the proceeds of a refinancing permitted under subsection 10.2.1(h).

10.2.9. Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for (i) mergers, consolidations, liquidations or dissolutions of a Wholly-Owned Immaterial Subsidiary with or into another Wholly-Owned Subsidiary or into Borrower (so long as the surviving entity is Borrower), (ii) mergers, consolidations, liquidations or dissolutions of a Wholly-Owned Material Subsidiary with or into another Material Subsidiary or Borrower (so long as the surviving entity is Borrower), (iii) mergers, consolidation, liquidations or dissolutions of a Subsidiary with or into another Subsidiary (so long as in the case of a Subsidiary that is a Guarantor, such surviving or continuing Subsidiary remains a Guarantor or becomes a Guarantor) or (iv) mergers or consolidations of any Person with or into Borrower or any Subsidiary if the acquisition of the Equity Interest in such

Person by Borrower or such Subsidiary would have been permitted pursuant to Section 10.2.5 (so long as (a) in the case of Borrower, Borrower shall be the continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of Section 10.1.9 and (c) no Default or Event of Default shall have occurred and be continuing after giving effect thereto); without giving 30 days prior written notice to Agent, (i) change its name, (ii) change its tax, charter or other organizational identification number, or (iii) change its form or U.S. state of organization.

10.2.10.   Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5.

10.2.11.   Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that would be materially adverse to Agent and the Lenders.

10.2.12.   Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Holdings, Borrower and Subsidiaries.

10.2.13.   Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.   Restrictive Agreements.  Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16 and any renewal or extension of any such Restrictive Agreement or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions; (b) Restrictive Agreements that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as (i) such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary and (ii) such restrictions do not extend to any other Person following such Person becoming a Subsidiary, and any renewal or extension of a restriction of any such Restrictive Agreement or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions; (c) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; (d) customary provisions in leases, licenses, joint venture agreements and other agreements with respect to dispositions permitted by this Agreement; and (e) a Restrictive Agreement relating to Debt permitted hereunder so long as such Restrictive Agreement contains restrictions which are no more restrictive (in any material respect) than the restrictions contained in this Agreement.

10.2.15.   Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for primarily speculative purposes.

10.2.16.   Conduct of Business.  Engage in any business, other than its business as conducted by Borrower and its Subsidiaries on the Closing Date (and similar or related business, including any vertically integrated business with respect thereto) and any activities incidental thereto.  Notwithstanding anything contained herein to the contrary, Holdings shall not (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents to which it is a party or (ii) own any assets other than (a) the capital stock of Borrower and (b) cash and Cash Equivalents in an amount not to exceed $5,000,000 at any one time for the purpose of paying general operating expenses of Holdings and for payment of dividends permitted to be paid hereunder or (iii) have any Debt or other liability other than its obligations under the Guaranty and its obligations under the guaranties of (a) the Existing 2020 Senior Notes and (b) other Debt permitted under Section 10.2.1 herein.

10.2.17.   Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the Closing Date; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms not less favorable to Borrower or its applicable Subsidiary than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18.   Amendments to Subordinated Debt or Existing Senior Debt.  Amend, supplement or otherwise modify any Existing Senior Debt or any document, instrument or agreement relating to any Subordinated Debt, if such modification could reasonably be expected to affect the interests of the Lenders adversely in any material way, as determined by the Agent, in the exercise of its reasonable discretion, without obtaining the prior written consent of Required Lenders to such amendment, supplement or other modification.

10.3. Minimum Fixed Charge Coverage Ratio.  As long as any Commitments or Obligations are outstanding, Borrower shall maintain, as of the last day of each Fiscal Quarter commencing with the last day of the most recent Fiscal Quarter preceding the commencement of a Trigger Period for which financial information is available and ending on the expiration of such Trigger Period, a Fixed Charge Coverage Ratio of at least 1.00 to 1.00.

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)           Borrower fails to pay (i) principal of any of the Loans or reimbursement of any LC Obligation when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) interest on any of the Loans or any fee or any other amount or Obligation (other than as otherwise provided in clause (i) above) under this Agreement or other Loan Document within five (5) days after its due date;

(b)           Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)           Borrower breaches or fails to perform any covenant contained in (i) Section 7.2, 7.4, 8.2.4, 8.2.5, 8.6.2, 10.1.11, 10.2 or 10.3, (ii) Section 8.1 or 10.1.2 (a) through (f) and such breach or failure is not cured within three (3) Business Days or (iii) Section 10.1.2(g) through (j) and such breach or failure is not cured within ten (10) Business Days;

(d)           An Obligor breaches or fails to perform any other covenant contained in any Loan Document, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner;

(e)           A Guarantor repudiates, revokes or attempts to revoke, in writing, its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any material provision of a Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)           Any breach or default of an Obligor occurs (after giving effect to any applicable grace period thereunder) under any Hedging Agreement, or any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to Debt in excess of $40,000,000 or, in the aggregate, with all such Debt, in excess of $75,000,000, if in each case the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)           Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually $40,000,000 or cumulatively with all unsatisfied judgments or orders against all Obligors $75,000,000 (in either case, net of any insurance coverage not disputed by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or such judgment or order is covered by an indemnity from a Solvent third party which has not disputed its obligations thereunder and no judgment Lien has attached to such Obligor’s property;

(h)           A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $40,000,000;

(i)           An Obligor (x) is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any part of its business; an Obligor suffers the loss, revocation or termination of any license, permit, lease or agreement necessary to its business; there is a cessation of any part of an Obligor’s business for a period of time; any Collateral or Property of an Obligor is taken or impaired through condemnation; except in each case pursuant to this clause (x) to the extent that a Material Adverse Effect could not reasonably be expected to result or (y) an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs except in connection with a merger or consolidation with another Obligor that is permitted hereby;

(j)           An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely controverted by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(k)           An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, any of which, individually or in the aggregate, (x) results in a liability in excess of $40,000,000 that is not immediately paid when due or (y) could reasonably be expected to result in a Material Adverse Effect; or

(l)           A Change of Control occurs.

11.2. Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default has occurred and is continuing, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)           declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrower to the fullest extent permitted by law;

(b)           terminate, reduce or condition any Commitment, or make (for so long as an Event of Default is continuing) any adjustment to the Borrowing Base;

(c)           require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are inchoate or contingent (other than indemnification obligations which are either contingent or inchoate to the extent no claims giving rise thereto have been asserted) or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)           exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrower to assemble Collateral, at Borrower’s expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrower, Borrower agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3. License.  Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license following the occurrence and during the continuance of an Event of Default (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrower, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4. Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2. Waivers.  The failure or delay of Agent or any Lender to require strict performance by Borrower with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until Full Payment of all Obligations.  No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrower and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated.  If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.  It is expressly acknowledged by Borrower that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1. Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority.  Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes and instructs Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of the Secured Parties.  Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2. Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3. Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2. Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Guaranty with respect to a Material Subsidiary and any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrower certifies in writing to Agent is a Permitted Asset Disposition or a Lien which Borrower certifies is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders.  Secured  Parties authorize Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder.  Agent shall have no obligation to assure that any Collateral exists or is owned by Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3. Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrower’s books and records as well as upon representations of Borrower’s officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Absent gross negligence, willful misconduct or bad faith of such Person, each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3. Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4. Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrower or Required Lenders specifying the occurrence and nature thereof.  Agent shall promptly forward such notice to all Lenders.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5. Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6. Indemnification.  ABSENT GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF THE AGENT INDEMNITEES, EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT) IN ACCORDANCE WITH THE TERMS HEREOF.

In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including reasonable attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7. Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied warranty, representation or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents, except that Agent shall confirm receipt of the documents to be delivered to Agent on the Closing Date pursuant to Section 6.1.

12.8. Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor Agent.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.  If Agent has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding or taken any action in furtherance thereof, Agent shall resign at the request of Required Lenders.

12.8.2. Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Secured Parties shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9. Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors.  Each Secured Party further acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

12.10. Replacement of Certain Lenders.  If a Lender (a) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, or (b) is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, Borrower may (at Borrower’s sole cost and expense, including the payment of any applicable processing fee), by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to an Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest, fees and other amounts owing to such Lender hereunder through the date of assignment.

12.11. Remittance of Payments and Collections.

12.11.1. Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. (Central Time) on a Business Day, payment shall be made by Lender not later than 1:00 p.m. (Central Time) on such day, and if request is made after 11:00 a.m. (Central Time), then payment shall be made by 11:00 a.m. (Central Time) on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2. Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3. Recovery of Payments.  If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12. Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity and not as Agent hereunder.

12.13. Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14. Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12.  Absent gross negligence, willful misconduct or bad faith of such Agent Indemnitee, each Secured Bank Product Provider shall indemnify and hold harmless each Agent Indemnitee, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.15. No Third Party Beneficiaries.  This Section 12 (except with respect to Borrower’s rights under Sections 12.8 and 12.10) is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 12 (except with respect to Borrower’s rights under Sections 12.8 and 12.10) does not confer any rights or benefits upon Borrower or any other Person.  As between Borrower and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

12.16. Withholding.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative

Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, Lenders, Secured Parties, and their respective successors and permitted assigns, except that (a) Borrower shall not have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2. Participations.

13.2.1. Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrower shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrower agrees otherwise in writing.

13.2.2. Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrower, Guarantor (except in respect of a Permitted Asset Disposition of such Guarantor) or substantial portion of the Collateral.

13.2.3. Benefit of Set-Off.  Borrower agrees that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it to the maximum extent permitted by Applicable Law.  By exercising any such applicable right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.2.4. Participant Register.  Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of Borrower solely for United States federal tax purposes, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the

“Participant Register”).  No Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights or obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that the Commitments, Loans or other rights or obligations are in registered form under Treasury Regulation Section 5f.103-1(c).  Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, Borrower and the Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

13.3. Assignments.

13.3.1. Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent and, so long as a Specified Event of Default has not occurred, Borrower in its/their discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent and, so long as a Specified Event of Default has not occurred, Borrower in its/their discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrower to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrower’s obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2. Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire reasonably satisfactory to Agent.

13.3.3. Certain Assignees.  No assignment or participation may be made to Borrower, an Affiliate of Borrower, a Defaulting Lender or a natural person.  In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lenders hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

13.3.4. Register.  The Agent, acting for this purpose as an agent of Borrower solely for tax purposes and solely with respect to the actions described in this Section 13.3.4, shall establish and maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related stated interest amounts) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time and any assignment of any such interest (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and Borrower, the Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding anything to the contrary contained in this Agreement, the Obligations (including the obligations to participate in Swingline Loans) are intended to be treated as registered obligations for U.S. federal income tax purposes.  Any right or title in or to any Obligations (including with respect to the principal amount and any interest thereon) may only be assigned or otherwise transferred through the Register.  This Section 13.3.4 shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Treasury Regulations Section 5f.103-1 and any other related regulations (or any successor provisions of the Code or such regulations).

SECTION 14. MISCELLANEOUS

14.1. Consents, Amendments and Waivers.

14.1.1. Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)           without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)           without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c)           without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay a scheduled payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d)           without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral) or 14.1.1; (ii) amend the definitions of Borrowing Base (and the defined terms used in such definition) which has the effect of increasing Availability, Pro Rata or Required Lenders; (iii) increase any advance rate or increase total Commitments; (iv) release all or substantially all of the Collateral, except as currently contemplated by the Loan Documents; or (v) release any Obligor from liability for any Obligations, unless pursuant to a Permitted Asset Disposition of such Obligor; and

(e)           without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.

14.1.2. Limitations.  The agreement of Borrower shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee

Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no other right to consent to or participate in any manner in modification of any other Loan Document.  The making of any Loans or issuance of any Letter of Credit during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3. Payment for Consents.  Borrower will not, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2. Indemnity.  BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided, however, that in no event shall Borrower or any Obligor party to a Loan Document have any obligation hereunder or thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim to the extent that such Claim is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s officers, directors or employees.  Each Indemnitee shall consult with Borrower with respect to the defense of any of the foregoing.  In no event shall Borrower or any Indemnitee have any liability for any special, indirect, consequential or punitive damages; provided, that this sentence shall not limit the indemnification obligations of Borrower under this Agreement.  Borrower shall not be liable for any settlement of any proceeding effected without Borrower’s prior written consent (which consent shall not be unreasonably withheld), but if settled with such written consent, or if there is a final judgment against an Indemnitee in any such proceeding, Borrower agrees to indemnify and hold harmless each Indemnitee in the manner set forth above.

14.3. Notices and Communications.

14.3.1. Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be given in writing and addressed to the party to be notified as follows:

(i)           if to Borrower:

AK Steel Corporation
9227 Centre Pointe Drive
West Chester, OH 45069
Attention: David Horn
Electronic mail: David.Horn@aksteel.com
Telecopy no: 513-425-2302

                                with a copy to:

AK Steel Corporation
9227 Centre Pointe Drive
West Chester, OH 45069
Attention: Joseph C. Alter
Electronic mail: Joe.Alter@aksteel.com
Telecopy no: 513-425-5607

and a further copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Morgan Bale
Electronic mail: morgan.bale@weil.com
Telecopy no: 212-310-8007

(ii)           if to any other Person, at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.

Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

14.3.2. Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of Borrower.

14.4. Performance of Borrower’s Obligations.  Agent may, in its discretion at any time when an Event of Default has occurred and is continuing, at Borrower’s reasonable expense, pay any amount or do any act required of Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrower, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5. Credit Inquiries.  Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiary.

14.6. Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7. Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8. Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9. Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10. Obligations of Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrower acknowledges that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrower and such Person; (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any of its Affiliates or any other Person, and has no obligation with respect to the transaction contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and have no obligation to disclose any of such interests to Borrower or its Affiliates.  To the fullest extent permitted by Applicable Law, Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.  Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates.  Each Obligor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and such Obligor, its stockholders or its affiliates, on the other.  The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed any advisory or fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person.  Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each Obligor agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.

14.11. Confidentiality.  Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, insurers and reinsurers, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case Agent, Lender or Issuing Bank shall (other than in connection with any examination of the financial condition or other routine examination of such Person by such regulatory authority) notify Borrower thereof  to the extent lawfully permitted to do so; (c) to the extent required by Applicable Law or by any subpoena or similar legal process (in which case Agent, Lender or Issuing Bank shall notify Borrower to the extent lawfully permitted to do so); (d) to any other party hereto; (e) in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (f) subject to an agreement containing provisions substantially the same, or at least as restrictive, as those of this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrower.  Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Borrower and a general description of Borrower’s businesses, and may use Borrower’s name, logo, trademarks or product photographs in advertising and other promotional materials.  For purposes of this Section, “Information” means all information received from an Obligor or Subsidiary relating to it or its business, other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by the Obligor or Subsidiary, provided that, in the case of information received from an Obligor or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.  Notwithstanding the foregoing, the confidentiality provisions contained in this Agreement shall not prohibit disclosures to any trustee, administrator, collateral manager, servicer, backup servicer, lender, rating agency or secured party of any special purpose funding vehicles (each, an “SPV”) or its affiliates in connection with the evaluation, administration, servicing of, or the reporting on, the assets or securitization activities of such SPV or its affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential).

14.12. Certifications Regarding Indentures.  Borrower certifies to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrower violates the Existing 2020 Senior Notes (or the indenture executed in connection therewith).

14.13. GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14. Consent to Forum.  EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15. Waivers.  To the fullest extent permitted by Applicable Law, Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) (which Agent and each Lender hereby also waives) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Borrower acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Borrower.  Borrower, Agent and each Lender has reviewed the foregoing waivers with its respective legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16. Patriot Act Notice.  Agent and Lenders hereby notify Borrower that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrower’s management and owners, such as legal name, address, social security number and date of birth.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWER:

AK STEEL CORPORATION

By:	/s/ Albert E. Ferrara, Jr.
Name:	Albert E. Ferrara, Jr.
Title:	Senior Vice President, Finance and CFO
Address:	9227 Centre Pointe Drive
West Chester, OH 45069

	Attn:	David E. Westcott, Treasurer
	Telecopy:	(513) 425-5580

[Signature Page to Loan and Security Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Brian Conole
Name:	Brian Conole
Title:	Senior Vice President
Address:	Bank of Amererica, N.A.
20975 Swenson Drive
Waukesha, WI 53186

	Attn:	Brian Conole
	Telecopy:	(262) 207-3347

[Signature Page to Loan and Security Agreement]

Wells Fargo Capital Finance, LLC.

By:	/s/ Mark Bradford
Name:	Mark Bradford
Title:	Sr. Vice President
Address:	301 S. College Street
Charlotte, NC 28202

Attn:
	Telecopy:	(704) 374-2703

[Signature Page to Loan and Security Agreement]

JPMorgan Chase Bank, N.A.,
as Lender
By:	/s/ Matthew A. Brewer
Name:	Matthew A. Brewer
Title:	Vice President
Address:	1300 East 9th Street, FL 13
Cleveland, OH 44114

	Attn:	Account Executive
	Telecopy:	(216) 781-2071

[Signature Page to Loan and Security Agreement]

Deutsche Bank Trust Company Americas

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Vice President
Address:	60 Wall Street NYC60-4305
New York, New York 10005-2836

	Attn:	Marcus M. Tarkington
	Telecopy:	(212) 553-3080

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

[Signature Page to Loan and Security Agreement]

CITIBANK, N.A., as Lender

By:	/s/ Brendan Mackay
Name:	Brendan Mackay
Title:	Director
Address:	390 Greenwich St, 1st Floor
New York, NY 10013

Attn:
Telecopy:

[Signature Page to Loan and Security Agreement]

PNC Bank, National Association

By:	/s/ Susan J. Dimmick
Name:	Susan J. Dimmick
Title:	Senior Vice President
Address:	PNC Bank, National Association
225 Fifth Avenue
Pittsburg, PA 15222

	Attn:	Susan Dimmick
	Telecopy:	(412) 762-6484

[Signature Page to Loan and Security Agreement]

FIFTH THIRD BANK

By:	/s/ Megan Szewc
Name:	Megal Szewc
Title:	Vice President
Address:	38 Fountain Square Plaza
MD109046
Cincinnati, OH 45263

	Attn:	Megan Szewc
	Telecopy:	(513) 534-5947

[Signature Page to Loan and Security Agreement]

Credit Suisse AG, Cayman Islands Branch

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By:	/s/ Rahul Parmar
Name:	Rahul Parmar
Title:	Associate

Address:	11 Madison Avenue
New York, New York 10010

Attn:
Telecopy:

[Signature Page to Loan and Security Agreement]

MORGAN STANLEY BANK, N.A.

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory
Address:	Morgan Stanley
One Utah Center
201 South Main Street, 5th Floor
Salt Lake City, Utah 84111

	Attn:	Carrie Johnson
	Phone:	(801) 236-3655
	Telecopy:	+1(212) 507-5010

[Signature Page to Loan and Security Agreement]

U.S. Bank National Association

By:	/s/ Matthew Kasper
Name:	Matthew Kasper
Title:	Relationship Manager
Address:	425 Walnut Street
CN-OH-W14S
Cincinnati, OH 45202

	Attn:	Matthew Kasper
	Telecopy:	(513) 632-2030

[Signature Page to Loan and Security Agreement]

BARCLAYS BANK PLC

By:	/s/ David Barton
Name:	David Barton
Title:	Director
Address:	745 Seventh Avenue
New York, New York 10019

	Attn:	Allen Huang
	Telecopy:	+1 (212) 526-5115

[Signature Page to Loan and Security Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory
Address:	200 West Street
New York, NY 10282

	Attn:	Lauren Day
	Telecopy:	(917) 977-3966

[Signature Page to Loan and Security Agreement]

UBS LOAN FINANCE LLC

By:	/s/ Mary Evans
Name:	Mary Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Address:	677 Washington Blvd.
Stamford, CT 06901

	Attn:	Daniel Goldenberg
	Telecopy:	(203) 719-3390

[Signature Page to Loan and Security Agreement]

Societe Generale

By:	/s/ Steven Silverstein
Name:	Steven Silverstein
Title:	Director
Address:	1221 Avenue of the Americas
New York, NY 10020

	Attn:	Steve Silverstein
	Telecopy:	(212) 278-7953

[Signature Page to Loan and Security Agreement]

Capital One Leverage Finance Corp.

By:	/s/ Ari Kaplan
Name:	Ari Kaplan
Title:	Sr. Vice President
Address:	1415 West 22nd Street Suite 750E
Chicago, IL 60523

	Attn:	Ari Kaplan
	Telecopy:	(630) 684-0228

[Signature Page to Loan and Security Agreement]

EXHIBIT A
to
Loan and Security Agreement

REVOLVER NOTE

[Date]	$___________________	New York, New York

AK STEEL CORPORATION, a Delaware corporation (“Borrower”), for value received, hereby unconditionally promises to pay ____________________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon.  Terms are used herein as defined in the Loan and Security Agreement dated as of April 28, 2011, among Borrower, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement.  This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower.  The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof.  Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Note.  Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive to the extent permitted by Applicable Law demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law.  If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement.  It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Note shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

Attest: _____________________________________ Secretary [Seal]	AK STEEL CORPORATION By__________________________________________ Title:

EXHIBIT B
to
Loan and Security Agreement
NOTICE OF BORROWING

                      Date:  __________ ___, 20__
To:
Bank of America, N.A. as agent (“Agent”) for the financial institutions (“Lenders”) party to that certain Loan and Security Agreement dated as of April ___, 2011 (as the same may be amended, modified, renewed or extended from time to time, the “Loan Agreement”; terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement) among AK Steel Corporation (“Borrower”), Lenders, and Agent.

Ladies and Gentlemen:
Borrower hereby gives you irrevocable notice pursuant to Section 4.1 of the Loan Agreement that it requests a Borrowing pursuant to the following terms:

1.	The Business Day of the proposed Borrowing is _________ __, 20__.
2.	The aggregate amount of the proposed Borrowing is $_____________.
3.	The Borrowing is to be comprised of [Base Rate Loans] [LIBOR Loans].
4.	The duration of the Interest Period for the LIBOR Loans, if any, included in the Borrowing shall be _____ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) No Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing;

(b) The representations and warranties of each Obligor contained in the Loan Documents are true and correct in all material respects (without giving effect to any materiality qualifier contained therein) expect to the extent expressly relating to an earlier date;

(c) Neither the execution or the performance of the Loan Documents nor the incurrence of any Obligations by the Borrower violates the Existing 2020 Senior Notes (or the indenture executed in connection therewith); and

(d) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans to exceed the Borrowing Base.

AK STEEL CORPORATION

By:

Name:

Title:

EXHIBIT C
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of April 28, 2011, as amended (“Loan Agreement”), among AK STEEL CORPORATION (“Borrower”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.           Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.           Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________ and the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of their obligations under the Loan Documents.  [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.           Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.           This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.           Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________
__________________________
__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference:  _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

_____________________________________
(“Assignee”)

By___________________________________
     Title:

_____________________________________
(“Assignor”)

By___________________________________
     Title:

EXHIBIT D
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan and Security Agreement dated as of April 28, 2011, as amended (“Loan Agreement”), among AK STEEL CORPORATION (“Borrower”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”).  Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrower and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations and (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________
________________________
________________________
________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrower and Agent pursuant to Section 13.3 of the Loan Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

_____________________________________
(“Assignee”)

By___________________________________
     Title:

_____________________________________
(“Assignor”)

By___________________________________
     Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER:*

_________________________________

By_______________________________
     Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if a specified Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By_______________________________
     Title:

Exhibit E-1
to Loan and Security Agreement

FORM OF
LENDER ADDITION AGREEMENT
FOR
LOAN AND SECURITY AGREEMENT

Reference is made to the Loan and Security Agreement, dated as of April __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AK Steel Corporation (the “Borrower”), the financial institutions party thereto from time to time (“Lenders”) and Bank of America, N.A., as the Agent for the Lenders (in such capacity, the “Agent”).  Unless otherwise defined herein, capitalized terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The entity identified on Schedule 1 hereto as the New Lender (the “New Lender”) agrees as follows:

1.	New Lender Commitment.

Subject to the terms and conditions of the Loan Agreement, the New Lender hereby irrevocably agrees to lend to Borrower an aggregate amount equal to the Revolver Commitment described on Schedule 1 hereto (the “New Lender Commitment”) and to assume as of the Effective Date (as defined below), the rights and obligations of a Lender under the Loan Agreement to the extent of its New Lender Commitment.

2. New Lender’s Representations, Warranties and Covenants.  New Lender hereby represents and warrants the following to Agent:

(a)           This Lender Addition Agreement is a legal, valid, and binding agreement of New Lender, enforceable according to its terms;

(b)           The execution and performance by New Lender of its duties and obligations under this Lender Addition Agreement, the Loan Agreement and the other Loan Documents (collectively, the “Credit Documents”) will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c)           New Lender is familiar with transactions of the kind and scope reflected in the Credit Documents and in this Lender Addition Agreement;

(d)           New Lender has received a copy of the Loan Agreement and such other documents as it has deemed necessary, has made its own independent investigation and appraisal of the financial condition and affairs of Obligors, has conducted its own evaluation of the Revolver Loans, the Credit Documents and each Obligor’s creditworthiness, has made its decision to become a Lender to Borrower under the Loan Agreement independently and without reliance upon Agent or any Lender, and will continue to do so;

(e)           New Lender is entering into this Lender Addition Agreement in the ordinary course of its business, and is acquiring its interest in the Revolver Loans for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that at all times the distribution of New Lender’s property shall, subject to the terms of the Loan Agreement, be and remain within its control;

(f)           As of the date hereof, no future assignment or participation granted by New Lender pursuant to Section 13 of the Loan Agreement will require Agent, any Lender or any Obligor to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g)           New Lender constitutes an “Eligible Assignee” under and as defined in the Loan Agreement;

(h)           New Lender will not acquire any equity interest issued by Borrower other than pursuant to or in accordance with the Credit Documents without the prior written consent of Agent; and

(i)           As of the Effective Date, New Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) does not require the payment of any increased costs under Section 3.4 of the Loan Agreement, (iii) is not subject to any increased costs, capital adequacy or similar requirements under Section 3.7 of the Loan Agreement, (iv) is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments to be made to it pursuant to the Credit Documents and (v) will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing.

3.	Limitations of Liability.

The New Lender acknowledges and agrees that neither Agent nor any Lender makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Credit Documents or any other document or instrument furnished pursuant thereto or the Revolver Loans or Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral,  (d) the perfection or priority of any lien upon the Collateral, or (e) the financial condition of Borrower or other Obligors or the performance or observance by any Obligor of its obligations under any of the Credit Documents.  The New Lender further acknowledges and agrees that neither Agent nor any Lender has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to New Lender which has been provided to Agent or any Lender by any Obligor and that nothing in this Lender Addition Agreement or any other Credit Document shall impose upon Agent or any Lender any fiduciary relationship in respect of the New Lender.

4.	Appointment of Agent; Assumption of Duties.

The New Lender (a) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (b) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender.

2

5.	Effective Date; Closing Fee.

Following the execution of this Lender Addition Agreement by the Borrower and the New Lender, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Loan Agreement.  Upon such delivery, the effective date (the “Effective Date”) of this Lender Addition Agreement shall be deemed to have occurred.  [Subject to the occurrence of the Effective Date and the concurrent funding of such New Lender’s New Lender Commitment, Borrower hereby agrees to pay to Agent for the benefit of the New Lender a non-refundable closing fee in amount equal to ___% of such New Lender’s New Lender Commitment] 1.

6.	Binding Obligations.

From and after the Effective Date, the New Lender shall be a party to the Loan Agreement and, to the extent of its New Lender Commitment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof.

7. Failure to Enforce.

No failure or delay on the part of Agent or any Lender in the exercise of any power, right, or privilege hereunder or under any other Credit Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein.  No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.  All rights and remedies existing under this Lender Addition Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

8.           Notices.

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

9.           Amendments and Waivers.

No amendment, modification, termination, or waiver of any provision of this Lender Addition Agreement will be effective without the written concurrence of Borrower, Agent and New Lender.

10.           Severability.

Whenever possible, each provision of this Lender Addition Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Lender Addition Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the this Lender Addition Agreement.  In addition, in the event any provision of or obligation under this Lender Addition Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.
_____________________________
1  Payment of closing fee to be determined at time of execution.

3

11.           Section Titles

Section titles in this Lender Addition Agreement are included for convenience of reference only, do not constitute a part of this Lender Addition Agreement for any other purpose, and have no substantive effect.

12.           Successors and Assigns.

This Lender Addition Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.           Applicable Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.           Counterparts.

This Lender Addition Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addition Agreement to be executed as of the date first above written by their respective duly authorized officers.

NEW LENDER:

By:
Title:

Addresses for Notices:

Tel:
Fax:
Attn:

Consented to and Accepted:	Consented To:

BANK OF AMERICA, N.A.,	AK STEEL CORPORATION,
as Agent	as Borrower

By:	By:
Title:	Title:

Notices to Agent shall be furnished in accordance with Section 14.3 of the Loan Agreement.	Notices to Borrower shall be furnished in accordnace with Section 14.3 of the Loan Agreement.

Schedule 1
to Lender Addition Agreement for
Loan Agreement

Name of New Lender:

Effective Date2:

New Lender(s)	Revolver Commitment3	Pro Rata Share4

_____________________________
2 Agent will insert date of its receipt of a fully executed Lender Addition Agreement.

3 AGent will insert amount of New Lender Commitment and Pro Rata Share upon final allocation.

4 Calculate the Pro Rata Share to at least 9 decimal places and show as a percentage of the aggregate Revolver Commitments of all Lenders as of the close of business on the Effecive Date.

Exhibit E-2
to Loan and Security Agreement

FORM OF
INCREASED COMMITMENT AGREEMENT
FOR
LOAN AGREEMENT

Reference is made to the Loan and Security Agreement, dated as of April __, 2011 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among AK Steel Corporation (the “Borrower”), the financial institutions party thereto from time to time (“Lenders”) and Bank of America, N.A., as the Agent for the Lenders (in such capacity, the “Agent”).  Unless otherwise defined herein, capitalized terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

The Lender identified on the signature page hereto as the Increasing Lender (the “Increasing Lender”) agrees as follows:

1. Increased Commitment.  Subject to the terms and conditions of the Loan Agreement, the Increasing Lender hereby irrevocably agrees to lend to Borrower an aggregate amount that, when taken together with its existing Revolver Commitment under the Loan Agreement, will be equal to the Revolver Commitment described on Schedule I hereto opposite such Increasing Lender’s name (the “Increased Commitment”) and to assume as of the Effective Date (as defined below) the rights and obligations of a Lender under the Loan Agreement to the extent of its Increased Commitment.

2. Representations and Warranties.  The Increasing Lender (a) represents and warrants that this Increased Commitment Agreement is a legal, valid and binding agreement of Increasing Lender, enforceable in accordance with its terms; (b) confirms that it possesses a copy of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Increased Commitment Agreement; and (c) agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

3. Effective Date; Closing Fee.  Following the execution of this Increased Commitment Agreement by the Increasing Lender and the Borrower, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Loan Agreement, whereupon the effective date (the “Effective Date”) of this Increased Commitment Agreement shall be deemed to have occurred.  [Subject to the occurrence of the Effective Date and the concurrent funding of such Increasing Lender’s incremental Revolver Commitment, Borrower hereby severally agrees to pay to Agent for the benefit of the Increasing Lender its ratable share of a closing fee equal to ___% of the Increased Commitment of the Increasing Lender]1.

4. Binding Obligations.  From and after the Effective Date, the Increasing Lender shall be deemed to have the rights and obligations of a Lender to the extent of its Increased Commitment under the Loan Agreement and the other Loan Documents and shall be bound by the provisions thereof.
____________________

1 Payment of closing fee to be determined at time of execution.

5. Amendments and Waivers.  No amendment, modification, termination, or waiver of any provision of this Increased Commitment Agreement will be effective without the written concurrence of Agent, Borrower and Increasing Lender.

6. Severability.  Whenever possible, each provision of this Increased Commitment Agreement will be interpreted in such manner as to be effective and valid under applicable law.  In the event any provision of this Increased Commitment Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the this Increased Commitment Agreement.  In addition, in the event any provision of or obligation under this Increased Commitment Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

7. Section Titles.  Section titles in this Increased Commitment Agreement are included for convenience of reference only, do not constitute a part of this Increased Commitment Agreement for any other purpose, and have no substantive effect.

8. Successors and Assigns.  This Increased Commitment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

10. Counterparts.  This Increased Commitment Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Increased Commitment Agreement to be executed as of the date first above written by their respective duly authorized officers.

INCREASING LENDER:

By:
Title:

Accepted:	Acknowledged and Agreed:

BANK OF AMERICA, N.A., as Agent	AK STEEL CORPORATION, as Borrower

By:	By:
Title:	Title:

[Signature Page to Increased Commitment Agreement to Loan Agreement]

Schedule I
to Increased Commitment Agreement for
Loan Agreement

Effective Date: _____________, 20__

Increasing Lender	Revolver Commitment	Pro Rata Share

SCHEDULE 1.1
to
Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$200,000,000
Wells Fargo Capital Finance, LLC	$155,000,000
JPMorgan Chase Bank, N.A.	$155,000,000
Deutsche Bank Trust Company Americas	$75,000,000
Citibank, N.A.	$75,000,000
PNC Bank, National Association	$65,000,000
Fifth Third Bank	$60,000,000
Credit Suisse AG, Cayman Islands Branch	$35,000,000
Morgan Stanley Bank, N.A.	$35,000,000
U.S. Bank National Association	$30,000,000
Barclays Bank PLC	$25,000,000
Goldman Sachs Bank USA	$25,000,000
UBS Loan Finance LLC	$25,000,000
Societe Generale	$25,000,000
Capital One Leverage Finance Corp.	$15,000,000
TOTAL:	$1,000,000,000.00

SCHEDULE 2.3.4
to
Loan and Security Agreement

OUTSTANDING LETTERS OF CREDIT

Issue	Beneficiary	Issuing Bank / Lender	L/C #	Amount	Maturity
WV Workers Comp	WV Workers Comp	PNC	18101393	154,642.00	5/26/12
Insurance Company of North America	Insurance Company of North America	PNC	18103067	115,651.20	5/26/12
Ohio EPA	Ohio – EPA	PNC	18104221	115,900.00	5/27/12
Texas Natural Resources	Texas Natural Resource Conservation Comm.	PNC	18104215	937,640.00	5/27/12
WV Workers Comp	WV Workers Comp	PNC	18101394	1,357,519.00	5/26/12
Pennsylvania EPA	Pennsylvania – EPA	PNC	18104301/S248897	1,899,290.00	5/27/12
Employers Ins. Wausau	Employers Ins. Wausau	PNC	18102153	1,068,000.00	5/26/12
MACT OHIO DOD	Ohio Department of Development	PNC	18104302	1,816,661.00	5/26/12
Travelers Casualty & Surety	Travelers Casualty & Surety	PNC	S248040	3,180,000.00	5/26/12
Pa. Workers Compensation	Self Insurance Division	PNC	18102152	3,600,000.00	5/26/12
Raw Material Hedging	Morgan Stanley Capital Group, Inc.	PNC	S239085	20,000.00	9/30/11
Butler Cty. Tax-exempt	JP Morgan Chase	PNC	601605693/18111177	7,444,000.00	5/6/12
Ky Workers Comp	Ky Workers Comp	PNC	18100832	5,198,000.00	5/26/12
Rockport tax-exempt	The Bank of New York Trust	PNC	263852	10,123,287.67	1/15/12
Rockport tax-exempt	The Bank of New York Trust	PNC	18100877	10,123,287.67	2/15/12
Rockport tax-exempt	The Bank of New York Trust	PNC	18101031	10,123,287.67	3/14/12
Breslub Consent Decree	Chase Manhattan Bank	PNC	18112047	1,544,225.00	9/14/11
Pennsylvania EPA	Pennsylvania – EPA	PNC	18104303	9,313,021.00	5/26/12
MACT	US Bank National Association	Bank of America	68034193	26,242,200.00	5/10/12
MACT Tax Exempt	US Bank National Association	Bank of America	68034194	36,335,343.00	5/10/12
US EPA Dick’s Creek	US EPA	PNC	18112771	23,104,603.00	4/1/12
Ohio Bureau of Workers	Ohio Bureau of Workers	Bank of America	68058258	1,400,000.00	4/14/12

SCHEDULE 8.6.1
to
Loan and Security Agreement

BUSINESS LOCATIONS

1.	Borrower currently has the following business locations, and no others:

Chief Executive Office:

AK Steel Corporation
9227 Centre Pointe Drive
West Chester, OH 45069

Other Locations:

Ashland Works 170 Armco Road Ashland, KY 41101	Butler Works Standard & Bessemer Avenue, PO Box 832 Butler, PA 16003

Coshocton Works 17400 State Route 16, PO Box 190, Coshocton, OH 43812	Mansfield Works 913 Bowman Street, PO Box 247 Mansfield, OH 44903

Middletown Works 1801 Crawford Street, PO Box 600 Middletown, OH 45043	Rockport Works 6500 North US 231 Rockport, IN 47635

Zanesville Works 1724 Linden Avenue, PO Box 1520 Zanesville, OH 43701	AK Research and Technology 705 Curtis Street Middletown, OH 45043

2.	In the five years preceding the Closing Date, Borrower has had no office or place of business located in any county other than as set forth above, except:

Regional Sales Offices:
1825 Barrett Lakes Blvd. Kennesaw, GA 30144	4606 FM 1960 West, Suite 400 Houston, TX 77069

5455 Corporate Drive, Suite 309 Troy, MI 48098	1450 Long Lake Road, Suite 365 Troy, MI 48098

3.	Each Material Subsidiary currently has the following business locations, and no others:

AK Tube LLC

Chief Executive Office:

30400 East Broadway
Walbridge, OH 43465
Other Locations:

150 West 450 South
Columbus, IN 47201

AKS Investments, Inc.

Chief Executive Office:
9227 Centre Pointe Drive
West Chester, OH 45069

Other Locations:

None

4.	The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or any Subsidiary:

See ANNEX A.

ANNEX A

NAME	ADDR1	ADDR2	PROCSR_PO_CITY	STATE	ZIP
ACERO PRIME	EVE 128 NO. 209	ZONA INDUSTRIAL DEL POTOSI	S LUIS POTOSI	MX	78090
ACERO PRIME, RAMOS ARIZPE	AV. GAMMA NO. 527	PARQUE INDUSTRIAL SANTA MARIA	RAMOS ARIZPE	MX	25900
AK STEEL CORPORATION	US ROUTE 23		ASHLAND	KY	41101
AK STEEL CORPORATION	STAINLESS SHIPPING DEPT.	PLANT #2	BUTLER	PA	16001
AK STEEL CORPORATION	STATE ROUTE 16	RAIL SLIDING/TRUCK DOOR #9	COSHOCTON	OH	43812
AK STEEL CORPORATION	913 BOWMAN ST. DOOR 14		MANSFIELD	OH	44901
AK STEEL CORPORATION	1801 CRAWFORD ST.		MIDDLETOWN	OH	45043
AK STEEL CORPORATION	6500 N. HIGHWAY 231		ROCKPORT	IN	47635
AK STEEL CORPORATION	1701 LINDEN AVE.		ZANESVILLE	OH	43701
ALL METALS SVC & WHSE - SC	115 COASTLINE ROAD		SPARTANBURG	SC	29301
ALL METALS SVC & WHSE -GEORGIA	100 ALL METALS DRIVE		CARTERSVILLE	GA	30120
AMERISTAR COIL PROCESSING	2026 N. MINGO ROAD		TULSA	OK	74116
AMTB SUMMIT, S. DE R.L.DE C.V.	PONIENTE LOTES 15 AL 19	PARQUE INDUSTRIAL FIPASI	SILAO	MX	36100
ANEX WAREHOUSE & DISTRIBUTION	1200 LEBANON ROAD		W MIFFLIN	PA	15122
CHEMCOATERS	700 CHASE STREET		GARY	IN	46404
CHICAGO STEEL - GARY	700 CHASE STREET	SUITE 100	GARY	IN	46404
COILPLUS - TEXAS, INC.	6610 RAILWAY		SAN ANTONIO	TX	78244
COSHOCTON WORKS	STATE ROUTE 16	RAIL SLIDING/TRUCK DOOR #9	COSHOCTON	OH	43812
COWAN SYSTEMS - MARYLAND	5107 NORTH POINT BLVD.		BALTIMORE	MD	21219
COWAN SYSTEMS - VIRGINIA	2115 PORTLOCK ROAD		CHESAPEAKE	VA	23324
DELACO KASLE PROCESSING	P.O. BOX 673256		DETROIT	MI	48267
DELACO STEEL	8111 TILEMAN AVE		DEARBORN	MI	48126
DKP BUFFALO LLC	8111 TILEMAN AVE		DEARBORN	MI	48126
EAGLE STEEL PRODUCTS, INC.(LV)	3420 COLLINS LANE		LOUISVILLE	KY	40245
EAGLE STEEL PRODUCTS,INC(JEFF)	5150 LOOP ROAD		JEFFERSONVLLE	IN	47130
ELGILOY SPECIALTY METALS	ONE HAUK ROAD		HAMPSHIRE	IL	60140
ESTAMPADOS MAGNA DE MEXICO, SA	BLVD. SANTA MARIA 1501	PARQUE INDUSTRIAL SANTA MARIA	RAMOS ARIZPE	MX	25900
EXCELSIOR STEEL PROCESSING,INC	2601 S. VERITY PKWY	BUILDING 103 & 104	MIDDLETOWN	OH	45043
FERROLUX METALS CO. OF OHIO	8055A HIGHLAND POINTE PKWY		MACEDONIA	OH	44056
FERROLUX METALS COMPANY,L.L.C.	36263 MICHIGAN AVE		WAYNE	MI	48184
FERROUS METAL PROCESSING, INC.	11103 MEMPHIS AVENUE		CLEVELAND	OH	44144
FIVE RIVERS DISTRIBUTION LLC	P.O. BOX 5606	2020 RIVER FRONT RD.	VAN BUREN	AR	72957
FLAT ROCK METAL INC	P.O. BOX 1090		FLAT ROCK	MI	48134
HYSCO AMERICA	200 TEAM MEMBER LANE		GREENVILLE	AL	36037
INTEGRATED TECH-WOODHAVEN DIV	P.O. BOX 74339		CLEVELAND	OH	44194
INTERNATIONAL METALS PROCESS	3131 N. FRANKLIN ROAD	SUITE E	INDIANAPOLIS	IN	46226
KALAMAZOO STEEL PROCESSING INC	6450 VALLEY INDUSTRIAL DRIVE		KALAMAZOO	MI	49009
KAMTEK, INC.	1595 STERILITE DR.		BIRMINGHAM	AL	35215
KASLE METAL PROCESSING, LLC	5146 MARITIME ROAD	CLARK MARITIME CENTER	JEFFERSONVLLE	IN	47130
KENWAL PICKLING LLC	8223 W. WARREN AVE.		DEARBORN	MI	48126
LEVELTEK	748 MCMECHAN ST		BENWOOD	WV	26031
LEVELTEK PROCESSING, LLC	P.O. BOX 148		LA PORTE	IN	46352
LIVERPOOL COIL PROCESSING INC.	880 STEEL DRIVE		VALLEY CITY	OH	44280
LMS INTERNATIONAL	P.O. BOX 1706		LAREDO	TX	78041
MAIN STEEL - BARTLETT	802 E. DEVON AVE.		BARTLETT	IL	60103
MAIN STEEL - HARMONY	P.O. BOX 277		HARMONY	PA	16037
MAIN STEEL - WHEELING	571 S. WHEELING RD.		WHEELING	IL	60090
MAIN STEEL - YOUNGSTOWN	3805-B HENRICKS ROAD		YOUNGSTOWN	OH	44515
MANSFIELD RAIL PORT	1427 SPRANG PARKWAY		MANSFIELD	OH	44903
MEDINA BLANKING, INC. (MBI)	5580 WEGMAN DRIVE		VALLEY CITY	OH	44280
METAL SERVICE CENTER DE MEXICO	JESUS JIMENEZ GALLARDO #3	FRACC. IND. XHALA,EDO DE MEXIC	CUAUTITLAN IZAC	MX	54750
MI-TECH STEEL, INC.	ATTN MARK REYNOLDS	212 RUTHERFORD BLVD	MURFREESBORO	TN	37130
MICHIGAN METALS TRANSPORTERS	8055 HIGHLAND POINTE		MACEDONIA	OH	44056
MIDWEST METAL COATINGS	#9 KONZEN COURT		GRANITE CITY	IL	62040
MILLENNIUM STEEL OF TEXAS, LP	BUILDING #12	ONE LONESTAR PASS	SAN ANTONIO	TX	78264
MILLENNIUM STEEL SERVICE, LLC	300 E 350 S		PRINCETON	IN	47670
MISA METAL BLANKING, INC.	1460 W. MCPHERSON PARK		HOWELL	MI	48843
MISA METALS INC. - MIDDLETOWN	P.O. BOX 8712		WEST CHESTER	OH	45071
MISA METALS PROCESSING	P.O. BOX 8712		WEST CHESTER	OH	45071
MISA METALS PROCESSING -(PORT)	104 WESTERN AVENUE	P.O. BOX 469	PORTLAND	TN	37148
MISA METALS PROCESSING-VONORE	27 EXCELLENCE WAY		VONORE	TN	37885
MISA METALS, INC.	SUITE 200		WEST CHESTER	OH	45071
MISA-NATIONAL METAL PROCESSING	PARQUE INDUSTRIAL OPCION	SAN JOSE ITURBIDE, GTO	SAN JOSE ITURBI	MX	3798O
OHIO-KENTUCKY STEEL CORP.	2001 COMMERCE CENTER DRIVE		FRANKLIN	OH	45005
OLYMPIC STEEL CO. - DETROIT	DEPT. CH 19129		PALATINE	IL	60055
OLYMPIC STEEL INC.	BOX 200683		PITTSBURGH	PA	15251
PACIFIC TOLL PROCESSING, INC.	24724 SOUTH WILMINGTON AVE.		CARSON	CA	90745
PENN TERMINALS, INC	1 SAVILLE AVENUE		EDDYSTONE	PA	19022
PRECISION METAL PROCESSING	1574 EAGLE ST. N.		CAMBRIDGE	CN	N3H-4S5
PRECISION STRIP - TIPP CITY	315 PARK AVENUE		TIPP CITY	OH	45371
PRECISION STRIP (BOWLING GREEN	446 N. HARDISON ROAD		WOODBURN	KY	42170
PRECISION STRIP (MIDDLETOWN)	4400 OXFORD STATE RD.		MIDDLETOWN	OH	45044
PRECISION STRIP (PERRYSBURG)	7401 PONDEROSA ROAD		PERRYSBURG	OH	43551
PRECISION STRIP (TALLADEGA)	36000 ALABAMA HWY 21		TALLADEGA	AL	35160
PRECISION STRIP INC - ROCKPORT	SLITTER BLDG, 6500 N U.S.231		ROCKPORT	IN	47635
PRECISION STRIP INC.- ANDERSON	3518 W.73RD STREET		ANDERSON	IN	46018
PRECISION STRIP, INC.	6720 WATERWAY DRIVE		PORTAGE	IN	46368
PRECISION STRIP, INC.(KENTON)	190 BALES RD.		KENTON	OH	43326
PRECISION STRIP, INC.(MINSTER)	P O BOX 104		MINSTER	OH	458650104
PRO-TEC COATING COMPANY	5000 COUNTY ROAD #5		LEIPSIC	OH	45840
PROCOIL COMPANY, L.L.C.	5260 HAGGERTY ROAD SOUTH		CANTON	MI	48188
REGIONAL STEEL DISTRIBUTION	1775 HOLLOWAY DRIVE	P.O. BOX 606	HOLT	MI	48842
ROLL & HOLD	2515 S. HOLT RD		INDIANAPOLIS	IN	46241
ROLL & HOLD - WENTZVILLE	213 S. COOL SPRINGS RD.		O FALLON	MO	63366
ROLL & HOLD - ONTARIO	929 BROCK ROAD		PICKERING	ON	46304
ROLL & HOLD (INDIANAPOLIS)	116 E. 1100 NORTH		CHESTERTON	IN	46304
ROLL & HOLD WAREHOUSING & DIST	116 E 1100 NORTH		CHESTERTON	IN	46304
ROLL COATER, INC. (GRNFLD)	P O BOX 787		GREENFIELD	IN	46140
ROLL COATER, INC.(KINGSBURY)	858 E. HUPP RD.		LA PORTE	IN	46350
ROLLED METAL PRODUCTS	12550 S. LOMBARD LANE		ALSIP	IL	60803
RSDC OF OSHAWA	1775 HOLLOWAY DRIVE	P.O. BOX 606	HOLT	MI	48842
SAMUEL SON & CO.	2360 DIXIE ROAD		MISSISSAUGA, ON	CN	L4Y 1Z7
SCHAEFER-COOPER WAREHOUSE LLC	7200 RIVERPORT DRIVE		LOUISVILLE	KY	40258
SET ENTERPRISES - NEW BOSTON	36211 SOUTH HURON ROAD		NEW BOSTON	MI	48164
SET ENTERPRISES, INC. (NV)	1 STEEL WAY		NORTH VERNON	IN	47265
SHILOH IND./JBD	234 SOUTH HOLLAND DR.		PENDERGRASS	GA	30567
SHILOH DE MEXICO S.A. DE C.V.	PARQUE INDUSTRIAL SANTA MARIA		RAMOS ARIZPE	MX	25900
STEEL MANUFACTURING & WHS CO.	1700 WEST 25TH		KANSAS CITY	MO	64108
STEEL SLITTING CO, INC	P O BOX 102		ELWOOD	IN	46036
STEEL TECHNOLOGIES	15166 COLLECTIONS CENTER DR,		CHICAGO	IL	60693
STEEL TECHNOLOGIES - DECATUR	15415 SHELBYVILLE ROAD		LOUISVILLE	KY	40253
STEEL TECHNOLOGIES CANADA	16 CHERRY BLOSSOM ROAD		CAMBRIDGE	CN	N3H 4R7
STEEL TECHNOLOGIES INC	ROUTE 1, BOX 334,	US HWY 42E	GHENT	KY	41045
STEEL TECHNOLOGIES INC. - IN	1811 NORTH MONTEGOMERY RD.		GREENSBURG	IN	60693
STEEL TECHNOLOGIES INC. - MS	15166 COLLECTIONS CENTER DR.		CHICAGO	IL	60693
STEEL TECHNOLOGIES INC. - TN	15166 COLLECTIONS CENTER DR.		CHICAGO	IL	60693
TAYLOR COIL PROCESSING	2260 INDUSTRIAL TRACE		LORDSTOWN	OH	44481
TAYLOR STEEL INC	P.O. BOX 3366	LCD 4	HAMILTON, ON	CN	L8H7L4
THE UNIVERSAL STEEL COMPANY	6600 GRANT AVE.		CLEVELAND	OH	44105
TOYOTA TSUSHO AMERICA INC.	700 TRIPORT ROAD		GEORGETOWN	KY	40324
TRANSLOAD SERVICES LLC	1745 165TH STREET		HAMMOND	IN	46320
UNITED STEEL SERVICE, INC	P.O. BOX 149	4500 PARKWAY ROAD	BROOKFIELD	OH	44403
UNITED STEEL SERVICES - MASURY	7879 IRON STREET	PO BOX 76	MASURY	OH	44438
UTILASE, INC.	20201 HOOVER ST.		DETROIT	MI	48205
UTILASE, INC.	20201 HOOVER STREET		DETROIT	MI	48205
VICKSMETAL/ARMCO ASSOCIATES	150 SOUTH COUNTY ROAD 300 WEST		FRANKFORT	IN	46041
VICKSMETAL/ARMCO ASSOCIATES	155 INDUSTRIAL DRIVE	HARBOR PROJECT	VICKSBURG	MS	39180
VOSS-CLARK	701 LOOP ROAD		JEFFERSONVLLE	IN	47130
WAYNE - MILL EXTENSION	36253 MICHIGAN AVENUE		WAYNE	MI	48184
WAYNE INDUSTRIES, INC.	36253 MICHIGAN AVENUE		WAYNE	MI	48184
WAYNE STEEL DISTRIBUTION-ILL	21901 COTTAGE GROVE AVE		SAUK VILLAGE	IL	60411
WORLD CLASS PROCESSING INC.	21 CENTURY DRIVE		AMBRIDGE	PA	15003
WORTHINGTON SPECIALTY(JACKSON)	P.O. BOX 1068		JACKSON	MI	49204
WORTHINGTON STEEL	1127 DEARBORN DRIVE		COLUMBUS	OH	43085
WORTHINGTON STEEL CO. (DELTA)	6303 COUNTY ROAD 10		DELTA	OH	43567
WORTHINGTON STEEL CO. (MONROE)	350 LAWTON AVENUE		MONROE	OH	45050
WORTHINGTON STEEL CO. (TAYLOR)	11700 WORTHINGTON DRIVE		TAYLOR	MI	48180

SCHEDULE 9.1.4
to
Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

AK Steel Holding Corporation (Delaware)
100% interest in AK Steel Corporation (Delaware)

AK Steel Corporation and its Subsidiaries

AK Steel Corporation
100% interest in AKS Investments, Inc. (Ohio)
50% interest in AK Electric Supply LLC (Delaware)
100% interest in AK Steel Foundation (Ohio)

AKS Investments, Inc.
100% interest in Advanced Materials Processing, Inc. (Delaware)
100% interest in AK Electro-Galvanizing LLC (Delaware)
100% interest in Armco Advanced Materials, Inc. (Delaware)
100% interest in Rockport, Inc. (Ohio)
100% interest in Armco Investment Management, Inc. (Delaware)
100% interest in Combined Metals Holdings, Inc. (Nevada)
100% interest in Armco Steel Corporation (Ohio)
100% interest in Virginia Horn Taconite Company (Minnesota)
100% interest in Armco Resource Property Ltd. (Australia)
100% interest in AK Coatings Inc. (Ohio)
100% interest in Northern Land Company (Minnesota)
100% interest in First Stainless, Inc. (Delaware)
100% interest in AH Management, Inc. (Delaware)
100% interest in First Taconite Company (Delaware)
100% interest in AK Asset Management Company (Delaware)
100% interest in Everest International, Inc. (Ohio)
100% interest in AFSG Holdings, Inc. (Delaware)
100% interest in AKS HydroForm, Inc. (Ohio)
100% interest in AK Tube LLC (Delaware)
100% interest in Armco Financial Services International, Ltd. (Delaware)
100% interest in AK Steel Receivables Ltd. (Ohio)
50% interest in AK Electric Supply LLC (Delaware)
688,769 shares of Armco Chile Productos De Ingenieria S.A. (1 share owned by Enrique Puga Concha) (Chile)
9,547,160 shares of Armco Argentina S.A. (2,507 shares each owned by Luis U. Jaurequi and Osvaldo F. Costeles) (Argentina)
3,996 shares of National Supply Company of Mexico, S.A. (1 share each owned by J.M. Bilich, J.B. Corey, J.L. Bertsch, and M.J. McAdams) (Mexico)
399,600,000 shares of Armco Participacoes E Empreendimentos (400,000 shares owned by Sueli A. Fonseca) (Brazil)

Advanced Materials Processing, Inc.
50% interest in Vicksmetal/Armco Associates (50% interest held by Vicksmetal Corporation) (Delaware)

Rockport, Inc.
50% interest in Rockport Rollshop LLC (50% interest held by CH Rockport, Inc.)

Combined Metals Holdings, Inc.
40% interest in Combined Metals of Chicago, LLC (60% interest held by National Material L.P.)

Virginia Horn Taconite Company
40% interest in Eveleth Mines LLC (15% interest held be Ontario Eveleth Co.; 45% interest held by Eveleth Taconite Co.)

AH Management, Inc.
100% interest in AK Steel Properties, Inc. (Delaware)
100% interest in AH (UK), Inc. (Delaware)

AFSG Holdings, Inc.
100% interest in Armco Financial Services International, Inc. (Ohio)
100% interest in FSA Services Corporation (Delaware)
100% interest in Armco Financial Services Corporation (Delaware)

Armco Financial Services International, Ltd.
100% interest in Strata Energy, Inc. (Ohio)

AH (UK), Inc.
100% interest in AK Steel International Limited (United Kingdom)

Armco Financial Services International, Inc.
100% interest in Armco Pacific Financial Services Limited (Vanuatu)
100% interest in Armco Pacific Limited (Republic of Singapore)

Armco Financial Services Corp.
100% interest in Armco Insurance Group, Inc. (Delaware)
100% interest in Materials Insurance Company (Cayman Islands)

AK Steel International Limited
100% interest in AK Steel Merchandising S.A. (Spain)
100% interest in AK Steel Limited (United Kingdom)
100% interest in AK Steel B.V. (The Netherlands)
100% interest in AK Steel Srl (Italy)
100% interest in AK Steel GmbH (Germany)
100% interest in AK Steel S.A. (Belgium)
100% interest in AK Steel Sarl (France)

Armco Insurance Group, Inc.
100% interest in Northwestern National Insurance Co. of Milwaukee, Wisconsin (Wisconsin)

Northwestern National Insurance Co. of Milwaukee, Wisconsin
100% interest in Compass Insurance Company (New York)

SCHEDULE 9.1.5
to
Loan and Security Agreement

FORMER NAMES AND COMPANIES

1.	Borrower’s and Subsidiary’s correct corporate name, as registered with the Secretary of State of its state of incorporation, is shown on Schedule 9.1.4.

2.	In the conduct of their businesses during five years preceding the Closing Date, Borrower and the Guarantor have used the following names:

Entity	Fictitious, Trade or Other Name
AK Steel Holding Corporation	None
AK Steel Corporation	None

3.	In the five years preceding the Closing Date, neither Borrower nor any Guarantor has been the surviving corporation of a merger or combination, except:

None.

4.	In the five years preceding the Closing Date, neither Borrower nor any Guarantor has acquired any substantial part of the assets of any Person, except:

None.

SCHEDULE 9.1.12
to
Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

●	AK Steel Corporation pays royalties for the patent and technology of JFE Steel Corporation licensed by AK Steel Corporation under that certain Patent License Agreement dated February 15, 2008.

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

[See attached.]

AK Steel Corporation
US Trademark Inventory – April 2011

Country	Trademark	Application Number	Registration Number	Registration Date	Goods	Status
US	15 CR-CB	77/367,590	3,495,314	02-Sep-2008		Registered
US	15-5 PH	72/321,450	905,009	29-Dec-1970	Stainless steel	Registered
US	17-4 PH (Stylized)	72/016,087	763,765	28-Jan-1964	Stainless steel	Registered
US	17-7 PH (Stylized)	72/016,088	763,766	28-Jan-1964	Stainless steel	Registered
US	AK & Design	75/193,556	2,119,542	09-Dec-1997	FLAT ROLLED LOW CARBON STEEL STRIP AND SHEETS	Registered
US	AK COATINGS	76/977,607	3,006,316	11-Oct-2005
Coatings, namely powder coatings, polymer coatings, resin coatings, and paint for use on metals and having the ability to prevent or inhibit the growth of microbes, bacteria, fungi, molds, algae and viruses; protective coating preparations for the prevention of corrosion and degradation of metals; powder coatings, polymer coatings, resin coatings, and paint for use on metals having the ability to prevent or inhibit fingerprints
						Registered
US	AK STEEL	75/684,782	2,326,561	07-Mar-2000	Flat rolled low carbon and stainless steel strip and sheets	Registered
US	AK STEEL & Design	74/510,336	1,928,712	17-Oct-1995	FLAT ROLLED LOW CARBON STEEL STRIP AND SHEETS	Registered
US	AK STEEL & Design (two-line version)	75/193,557	2,117,805	02-Dec-1997	Flat rolled low carbon steel strip and sheets	Registered
US	ALUMI-THERM	73/485,590	1,331,648	23-Apr-1985	Strip steel	Registered
US	AQUAMET	73/134,908	1,085,298	14-Feb-1978	Stainless steel bars for boat shafting	Registered
US	ARMCO	71/527,716	534,852	19-Dec-1950
Specially prepared ferrous metal products, not capable of general use-namely, sheets, strip, commercial coils, plates, commercial shapes, rods, wire and commercial fabricated parts, for use in building, transportation and drainage construction and particularly for use in the assembly of trailer body sides and roofs, pullman cars, freight cars, hopper cars, aircraft parts, aircraft fire walls, exhaust ducts, carburetor rings, marine hulls and hardware, straight seam pipe, spiral pipe, culverts, reinforcements for concrete walls, tunnel liners, arches for drainage conduits, tanks for chemical storage refining and oil processing containers, deck plates, boilers, liquid and pressure vessels, bridge decking, farm fences, reinforcing bars and light wire for concrete forms
						Registered
US	ARMCO & Design	71/579,390	537,313	06-Feb-1951	Ferrous metals and ferrous metal castings and forgings	Registered
US	CARLITE (Stylized)	71/517,811	515,529	27-Sep-1949	Silicon steel sheet materials for magnetic uses and having electrically insulative coatings	Registered
US	DI-MAX	71/580,815	537,322	06-Feb-1951	Steel sheets and coils for electric, special electric, and intermediate transformers	Registered
US	DR	76/563,854	2,917,054	11-Jan-2005	Silicon steel, electrical steel	Registered
US	ELECTRASMOOTH	78/654,108	3,095,711	23-May-2006	Steel	Registered
US	GREYSTONE	75/268,062	2,485,481	04-Sep-2001	Stainless steel flat roll	Registered
US	LITE CARLITE	76/558,961	2,965,827	12-Jul-2005	Silicon steel having electrically insulative coatings	Registered
US	NITRONIC	73/223,792	1,152,120	28-Apr-1981	Stainless steel pipe and tubing	Registered
US	NITRONIC	74/694,953	1,981,058	18-Jun-1996	Stainless steels in the form of bar, sheet, strip, and plate	Registered
US	NITRONIC	73/219,917	1,177,800	17-Nov-1981	Stainless steel castings	Registered
US	PAINTGRIP	71/318,345	290,355	05-Jan-1932	Galvanized iron and steel sheets	Registered
US	PH 15-7 MO	72/117,159	779,321	03-Nov-1964	Stainless steel	Registered
US	T2	76/524,436	3,233,851	24-Apr-2007	Steel	Registered
US	TRAN-COR	71/237,305	224,201	22-Feb-1927	Bars, billets, castings, forgings, ingots, plates; shapes, plain and formed; coated and uncoated sheets, rods and wire, all of steel and of alloys of iron	Registered
US	ULTRA FORM	75/440,781	2,455,708	29-May-2001	Stainless steel in flat rolled form	Registered
US	ULTRASMOOTH	78/654,093	3,100,640	06-Jun-2006	Steel	Registered
US	UNIBRITE	72/109,013	721,520	19-Sep-1961	Steel mill products such as strip, sheet, and bars	Registered
US	UNIGRAIN	78/654,078	3,095,709	23-May-2006	Steel	Registered
US	UNIVIT	71/599,218	547,908	11-Sep-1951	Enameling iron in sheets	Registered
US	VIT-PLUS	74/561,310	1,912,990	22-Aug-1995	Flat rolled low carbon steel strip and sheets	Registered
US	ZINCGRIP	71/528,025	500,225	11-May-1948	SURFACE IMPREGNATED AND COATED IRON AND STEEL SHEETS	Registered

Trademark Inventory
Foreign Trademarks
April 2011

Owner	Trademark	Country	Filing Date	Application Number	Registration Date	Registration Number	Status
AK STEEL Corporation	15 CR-CB	Argentina	02-Jul-2008	2.834.069	25-Jun-2009	2.297.490	Registered
AK STEEL Corporation	15 CR-CB	Brazil	04-Jul-2008	829880100			Published
AK STEEL Corporation	15 CR-CB	Canada	20-Jun-2008	1,400,437			Allowed
AK STEEL Corporation	15 CR-CB	China	09-Jul-2008	6830740			Pending
AK STEEL Corporation	15 CR-CB	European Community	07-Jul-2008	007043565	16-Feb-2009	007043565	Registered
AK STEEL Corporation	15 CR-CB	India	08-Jul-2008	1708127	08-Jul-2008	1708127	Registered
AK STEEL Corporation	15 CR-CB	Japan	26-Jun-2008	2008-050910	03-Apr-2009	5219478	Registered
AK STEEL Corporation	15 CR-CB	Korea, South	30-Jun-2008	31842/2008	19-Aug-2009	798363	Registered
AK STEEL Corporation	15 CR-CB	Mexico	27-Jun-2008	943940	13-Feb-2009	1084291	Registered
AK STEEL Corporation	AK STEEL	Brazil	21-Oct-1998	821.147.587	04-Dec-2001	821.147.587	Registered
AK STEEL Corporation	AK STEEL	Mexico	11-Nov-1998	353789	25-Feb-1999	601678	Registered
AK STEEL Corporation	AK STEEL & Design (two-line version)	Brazil	21-Oct-1998	821.147.536	30-Apr-2002	821.147.536	Registered
AK STEEL Corporation	AK STEEL & Design (two-line version)	Mexico	11-Nov-1998	353790	09-Apr-1999	608868	Registered
AK STEEL Corporation	ARMCO	Algeria	27-Nov-1966		24-Dec-1966	051847	Registered
AK STEEL Corporation	ARMCO	Benelux	09-Dec-1971	568833	18-Apr-1974	091464	Registered
AK STEEL Corporation	ARMCO	European Community	04-Dec-2001	002488880	04-Dec-2001	002488880	Registered
AK STEEL Corporation	ARMCO	Indonesia	23-May-1997		23-May-1997	IDM000109513	Registered
AK STEEL Corporation	ARMCO	Italy	06-Dec-1988	RM98C005872	16-Oct-1991	858267	Registered
AK STEEL Corporation	ARMCO	Norway			20-Sep-1919	5646	Registered
AK STEEL Corporation	ARMCO	Poland	23-May-1977	76501	23-May-1977	55917	Registered
AK STEEL Corporation	ARMCO	Russia	28-Apr-1977	79963	28-Apr-1977	59762	Registered
AK STEEL Corporation	ARMCO	Sweden	06-May-1919	21574	06-May-1919	21574	Registered
AK STEEL Corporation	ARMCO	United Kingdom	13-May-1924	448329	13-May-1924	448329	Registered
AK STEEL Corporation	ARMCO	Venezuela	18-Nov-1992	25.316-92	05-Jun-1995	P-176322	Registered
AK STEEL Corporation	ARMCO & Design	Algeria			12-Jul-1961	051133	Registered
AK STEEL Corporation	ARMCO & Design	Benelux	09-Dec-1971	568828	18-Apr-1974	091140	Registered
AK STEEL Corporation	ARMCO & Design	Brazil	29-Jun-1964	04090829	06-Jan-1991	04090829	Hold to Abandon
AK STEEL Corporation	ARMCO & Design	Finland	20-Jul-1966	48044	20-Jul-1976	48044	Registered
AK STEEL Corporation	ARMCO & Design	France	12-Jul-1961	74693	12-Jul-1961	1.352.165	Registered
AK STEEL Corporation	ARMCO & Design	Greece	18-May-1962	28412	18-May-1962	28412	Registered
AK STEEL Corporation	ARMCO & Design	India	07-May-1966	235,168	07-May-1966	235,168	Registered
AK STEEL Corporation	ARMCO & Design	Italy	04-Jul-1961		04-Jul-1961	985853	Registered
AK STEEL Corporation	ARMCO & Design	Malawi			30-Apr-1969	468/62	Registered
AK STEEL Corporation	ARMCO & Design	Malaysia					Unfiled
AK STEEL Corporation	ARMCO & Design	Nigeria	18-Oct-1965	16838	18-Oct-1965	16838	Registered
AK STEEL Corporation	ARMCO & Design	Norway	13-Mar-1962	75767	07-Nov-1963	62792	Registered
AK STEEL Corporation	ARMCO & Design	Spain			27-Jun-1962	385498	Registered
AK STEEL Corporation	ARMCO & Design	United Kingdom	28-Sep-1961	825766	28-Sep-1968	825766	Registered
AK STEEL Corporation	NITRONIC	Benelux	20-Jul-1994	830878	20-Jul-1994	553764	Registered
AK STEEL Corporation	NITRONIC	Germany	19-Jul-1994	A57353/6Wz	19-Jul-1994	2,900,942	Registered
AK STEEL Corporation	NITRONIC	Italy	19-Aug-1994	RM94C003722	14-Oct-1996	689431	Registered
AK STEEL Corporation	NITRONIC	Mexico	13-Aug-2010	1,111,943			Pending
AK STEEL Corporation	TRAN-COR	Canada	10-Oct-1928	141,977	10-Oct-1928	TMDA44,936	Registered
AK STEEL Corporation	TRAN-COR	Germany	12-Apr-1938		12-Apr-1938	505238	Registered
AK STEEL Corporation	ZINCGRIP	Canada	09-Nov-1946	193176	09-Nov-1946	UCA25986	Registered

AK Steel Corporation Patents

Country	Status	Application Number	Filing Date	Application Title	Patent Number	Issue Date	Owner Name	Client Ref.
Austria	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Australia	Granted	35022/97	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	712221	17-Feb-2000	AK Steel Corporation	03930
Belgium	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Brazil	Granted	PI9709850-7	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	PI9809850-7	06-Jan-2004	AK Steel Corporation	03930
Canada	Granted	2,258,482	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	2,258,482	14-Jan-2003	AK Steel Corporation	03930
Switzerland	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
China (Peoples Republic)	Granted	97195655.3	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	Z97195655	02-Jun-2004	AK Steel Corporation	03930
Germany	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
FinlandI	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
France	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Great Britain	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Italy	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Korea	Granted	710402/1998	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	344199	02-Jul-2002	AK Steel Corporation	03930
Liechtenstein	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Mexico	Granted	9810653	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	206909	27-Feb-2002	AK Steel Corporation	03930
Netherlands	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
Sweden	Granted	97931381.4	18-Jun-1997	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	0907759	06-Mar-2002	AK Steel Corporation	03930
United States	Granted	08/792,922	19-Jun-1996	METHOD AND APPARATUS FOR REMOVING BOTTOM DROSS FROM MOLTEN ZINC DURING GALVANNEALING OR GALVANIZING	5,961,285	05-Oct-1999	AK Steel Corporation	03930
United States	Granted	08/985,639	05-Dec-1997	METHOD OF REDUCING DEFECTS CAUSED BY CONDUCTOR ROLL SURFACE ANOMALIES USING HIGH VOLUME BOTTOM SPRAYS	6,096,183	01-Aug-2000	AK Steel Corporation	04044
Austria	Granted	E257180	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Australia	Granted	12056/99	29-Oct-1998	DROSS COLLECTING ZINC POT	733122	23-Aug-2001	AK Steel Corporation	04046
Belgium	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Brazil	Granted	PI9813428-0	29-Oct-1998	DROSS COLLECTING ZINC POT	PI9813428-0	29-Aug-2006	AK Steel Corporation	04046
Canada	Granted	2,312,356	29-Oct-1998	DROSS COLLECTING ZINC POT	2,312,356	29-Jun-2004	AK Steel Corporation	04046
China	Granted	98812045.3	29-Oct-1998	DROSS COLLECTING ZINC POT	98812045.3	27-Oct-2004	AK Steel Corporation	04046
Germany	Granted	69820907.9	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Spain	Granted	2213924-T3	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Finland	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
France	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Great Britain	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Italy	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Korea	Granted	7006169/2000	29-Oct-1998	DROSS COLLECTING ZINC POT	363525	21-Nov-2002	AK Steel Corporation	04046
Luxembourg	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Mexico	Granted	0005726	29-Oct-1998	DROSS COLLECTING ZINC POT	221267	06-Jul-2004	AK Steel Corporation	04046
Netherlands	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Sweden	Granted	98955192.4	29-Oct-1998	DROSS COLLECTING ZINC POT	1038043	02-Jan-2004	AK Steel Corporation	04046
Taiwan	Granted	87119389	23-Nov-1998	DROSS COLLECTING ZINC POT	NI-143578	26-Feb-2002	AK Steel Corporation	04046
United States	Granted	08/987,660	09-Dec-1997	DROSS COLLECTING ZINC POT	6,582,520	24-Jun-2003	AK Steel Corporation	04046
South Africa	Granted	98/10250	10-Nov-1998	DROSS COLLECTING ZINC POT	98/10250	28-Jul-1999	AK Steel Corporation	04046
United States	Granted	08/040,734	31-Mar-1993	MENISCUS COATING STEEL STRIP	5,399,376	21-Mar-1995	AK Steel Corporation	A2385A
United States	Granted	08/050,956	21-Apr-1993	APPARATUS FOR MENISCUS COATING A STEEL STRIP	5,453,127	26-Sep-1995	AK Steel Corporation	A2385B
Mexico	Granted	9202237	14-May-1992	NIOBIUM CARBIDE STRENGTHENED STEEL FOR PORCELAIN ENAMELING	176529	03-Nov-1994	AK Steel Corporation	A2417
United States	Granted	07/726,423	05-Jul-1991	NIOBIUM CARBIDE STRENGTHENED STEEL FOR PORCELAIN ENAMELING	5,137,584	11-Aug-1992	AK Steel Corporation	A2417
Canada	Granted	2,146,103	31-Mar-1995	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	2,146,103	28-Jun-2005	AK Steel Corporation	A2551
Mexico	Granted	952328	24-May-1995	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	195258	09-Feb-2000	AK Steel Corporation	A2551
United States	Granted	08/252,283	31-May-1994	BEARING SUPPORT SYSTEM FOR A ROLL SUBMERGED IN A MOLTEN METAL COATING BATH	5,538,559	23-Jul-1996	AK Steel Corporation	A2551
Germany	Granted	97117584.9	10-Oct-1997	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	0861914	09-Jan-2008	AK Steel Corporation	A2646
France	Granted	97117584.9	10-Oct-1997	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	0861914	09-Jan-2008	AK Steel Corporation	A2646
Great Britain	Granted	97117584.9	10-Oct-1997	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	0861914	09-Jan-2008	AK Steel Corporation	A2646
Italy	Granted	97117584.9	10-Oct-1997	METHOD FOR PRODUCING SILICON-CHROMIUM GRAIN ORIENTED STEEL (CR MODIFIED TWO STAGE ORIENTED)	0861914	09-Jan-2008	AK Steel Corporation	A2646
Australia	Granted	2003200957	12-Mar-2003	NON-RIDGING FERRITIC CHROMIUM ALLOYED STEEL (FERRITIC STAINLESS WITH EQUIAXED CAST GRAIN)	2003200957	04-Aug-2005	AK Steel Corporation	A2664A
Austria	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Belgium	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Brazil	Published	PI0209419-3	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)			AK Steel Corporation	A2714
Germany	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Finland	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
France	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Great Britain	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Italy	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Japan	Pending	2002-587661	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)			AK Steel Corporation	A2714
Korea	Granted	10-2003-7014340	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	10-0675744	23-Jan-2007	AK Steel Corporation	A2714
Luxembourg	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Netherlands	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Sweden	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Turkey	Granted	02769278.9	23-Apr-2002	HIGH PERMEABILITY GRAIN ORIENTED ELECTRICAL STEEL (TRAN-COR H WITH CR)	1390550	28-Mar-2007	AK Steel Corporation	A2714
Brazil	Published	PI0309856-7	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)			AK Steel Corporation	A2719
European Patent Convention	Opposition	03750018.8	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	1501951	30-Aug-2006	AK Steel Corporation	A2719
France	Granted	03750018.8	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	1501951	30-Aug-2006	AK Steel Corporation	A2719
India	Pending	3603/DELNP/2004	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)			AK Steel Corporation	A2719
Italy	Granted	03750018.8	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	1501951	30-Aug-2006	AK Steel Corporation	A2719
Mexico	Pending	PA2004/011077	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)			AK Steel Corporation	A2719
Sweden	Granted	03750018.8	25-Feb-2003	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP (STRIP CAST CRNO)	1501951	30-Aug-2006	AK Steel Corporation	A2719
Austria	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Belgium	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
China	Granted	02819614.7	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	ZL02819614.7	13-Dec-2006	AK Steel Corporation	A2721
Czech Republic	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Germany	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	60211542.6	17-May-2006	AK Steel Corporation	A2721
Finland	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
France	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Great Britain	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
India	Pending	00588/DELNP/2004	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)			AK Steel Corporation	A2721
Italy	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Luxembourg	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Netherlands	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Poland	Granted	P-368033	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	PAT-197123	09-Aug-2007	AK Steel Corporation	A2721
Russia	Granted	2004110999	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	2290448	27-Dec-2006	AK Steel Corporation	A2721
Sweden	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Slovakia	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
Turkey	Granted	02761644.0	13-Sep-2002	METHOD OF CONTINUOUSLY CASTING ELECTRICAL STEEL STRIP WITH CONTROLLED SPRAY COOLING (CAST RGO SPRAY COOLING)	1436432	17-May-2006	AK Steel Corporation	A2721
United States	Granted	09/938,205	23-Aug-2001	ANTIMICROBIAL POWDER COATED METAL SHEET	6,929,705	16-Aug-2005		A2735
Austria	Granted	2002252617	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	2002252617	13-Sep-2007	AK Steel Corporation	A2737
Brazil	Published	PI0208749-9	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES			AK Steel Corporation	A2737
China	Granted	ZL02808828.X	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	ZL02808828.X	08-Mar-2006	AK Steel Corporation	A2737
India	Granted	1600/DELNP/2003	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	199879	21-Dec-2004	AK Steel Corporation	A2737
Mexico	Granted	PA/A/2003/009219	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	237035	19-May-2006	AK Steel Corporation	A2737
United States	Granted	10/118,765	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	6,645,306	11-Nov-2003	AK Steel Corporation	A2737
South Africa	Granted	2003/7743	09-Apr-2002	HYDROGEN PEROXIDE PICKLING OF STAINLESS STEEL GRADES	2003/7743	29-Dec-2004	AK Steel Corporation	A2737
Brazil	Published	PI 0208748-0	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)			AK Steel Corporation	A2738
China	Granted	ZL02808830.1	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	ZL02808830.1	08-Mar-2006	AK Steel Corporation	A2738
France	Granted	02763980.6	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	1377692	09-Nov-2005	AK Steel Corporation	A2738
Italy	Granted	02763980.6	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	1377692	09-Nov-2005	AK Steel Corporation	A2738
Korea	Granted	2003-7013261	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	10-0654513	29-Nov-2006	AK Steel Corporation	A2738
Sweden	Granted	02763980.6	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	1377692	09-Nov-2005	AK Steel Corporation	A2738
United States	Granted	10/119,444	09-Apr-2002	HYDROGEN PEROXIDE PICKLING SCHEME FOR SILICON-CONTAINING ELECTRICAL STEEL GRADES (Butler)	6,599,371	29-Jul-2003	AK Steel Corporation	A2738
Canada	Pending	2,443,635	09-Apr-2002	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)			AK Steel Corporation	A2740
India	Granted	1601/DELNP/2003	09-Apr-2002	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	199918	21-Dec-2004	AK Steel Corporation	A2740
United States	Granted	10/119,112	09-Apr-2002	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	6,746,614	08-Jun-2004	AK Steel Corporation	A2740
United States	Granted	10/683,717	10-Oct-2003	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	6,802,965	12-Oct-2004	AK Steel Corporation	A2740
South Africa	Granted	2003/7742	09-Apr-2002	METHOD FOR REMOVING HYDROGEN PEROXIDE FROM SPENT PICKLE LIQUOR (TREATING WASTE PICKLE LIQUOR CONTAINING HYDROGEN PEROXIDE)	2003/7742	29-Dec-2004	AK Steel Corporation	A2740
Mexico	Granted	PA/A/2003/009941	30-Apr-2002	ANTIMICROBIAL COATED METAL SHEET	236797	12-May-2006	AK Steel Corporation	A2745
Brazil	Pending	PI0410333-5	10-May-2004	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)			AK Steel Corporation	A2756
Korea	Pending	7021695/2005	10-May-2004	IMPROVED METHOD FOR PRODUCTION OF NON-ORIENTED ELECTRICAL STEEL STRIP (Cr-Si)			AK Steel Corporation	A2756

SCHEDULE 9.1.15
to
Loan and Security Agreement

ENVIRONMENTAL MATTERS

None.

SCHEDULE 9.1.16
to
Loan and Security Agreement

RESTRICTIVE AGREEMENTS

●	7-5/8% Senior Notes Due 2020
●	City of Rockport, IN Variable Rate Revenue Bonds, Series 1997A, Due 2027
●	City of Rockport, IN Variable Rate Revenue Bonds, Series 1998A, Due 2028
●	City of Rockport, IN Variable Rate Revenue Bonds, Series 1999A, Due 2029
●	Butler County Industrial Development Authority Variable Rate Economic Development Revenue Bonds, 1996 Series A, Due Jun 2020
●	State of Ohio 166 Direct Loan, Ohio Department of Development Note, Due March 2015
●	Ohio Air Quality Development Authority Variable Rate Demand Revenue Bonds, Series 2004A, Due June 2024
●	Ohio Air Quality Development Authority Taxable Variable Rate Demand Revenue Bonds, Series 2004B, Due June 2024

SCHEDULE 9.1.17
to
Loan and Security Agreement

LITIGATION

None.

SCHEDULE 9.1.19
to
Loan and Security Agreement

PENSION PLANS

None.

SCHEDULE 9.1.21
to
Loan and Security Agreement

LABOR CONTRACTS

None.

SCHEDULE 10.2.1
to
Loan and Security Agreement

EXISTING DEBT

None.

SCHEDULE 10.2.2
to
Loan and Security Agreement

EXISTING LIENS

ENTITY	JURISDICTION	FILE NUMBER	FILING DATE	TYPE OF FILING	SECURED PARTY	DESCRIPTION OF COLLATERAL
AK Steel Corporation	Delaware Secretary of State	51087908	4/8/05	UCC-1	Air Liquide Industrial US LP	Specific equipment
AK Steel Corporation	Delaware Secretary of State	60356659	1/30/06	UCC-1	Tennant Financial Services	Specific equipment under Master Lease Agreement
AK Steel Corporation	Delaware Secretary of State	64390597	12/14/06	UCC-1	National City Commercial Capital Corporation	Specific equipment under lease
AK Steel Corporation	Delaware Secretary of State	0647049	2/20/07	UCC-1	NMHG Financial Services, Inc.	Specific equipment under lease
AK Steel Corporation	Delaware Secretary of State	1871606	5/17/07	UCC-1	Tennant Financial Services	Specific equipment under lease agreement with General Electric Capital Corporation
AK Steel Corporation	Delaware Secretary of State	2477866	6/29/07	UCC-1	Air Liquide Industrial US LP	Specific equipment on certain property
AK Steel Corporation	Delaware Secretary of State	2478344	6/29/07	UCC-1	Air Liquide Industrial US LP	Specific equipment on certain property
AK Steel Corporation	Delaware Secretary of State	2478823	6/29/07	UCC-1	Air Liquide Industrial US LP	Specific equipment on certain property
AK Steel Corporation	Delaware Secretary of State	3228201	8/23/07	UCC-1	Air Liquide Industrial U.S. LP	Specific equipment located in Coshocton, OH
AK Steel Corporation	Delaware Secretary of State	0917060	3/14/08	UCC-1	Tennant Financial Services	Specific equipment under lease agreement between secured party and debtor
AK Steel Corporation	Delaware Secretary of State	0225174	1/22/09	UCC-1	Air Liquide Industrial U.S. LP	Specific equipment located in Ashland, KY
AK Steel Corporation	Delaware Secretary of State	0475696	2/12/09	UCC-1	North American Refractories Company	Specific equipment at certain locations
AK Steel Corporation	Delaware Secretary of State	0505286	2/17/09	UCC-1	Black Equipment Co., Inc.	Specific equipment
AK Steel Corporation	Delaware Secretary of State	0353031	1/28/10	UCC-1	Commonwealth Capital Corp.	Specific equipment under Master Lease Agreement
AK Steel Corporation	Delaware Secretary of State	2133258	6/18/10	UCC-1	Air Liquide Industrial US LP	Specific equipment located in Middletown, OH
AK Steel Corporation	Delaware Secretary of State	3409012	9/30/10	UCC-1	P.C. Campana, Inc.	Specific equipment including proceeds
AK Steel Corporation	Delaware Secretary of State	4393967	12/13/10	UCC-1	General Electric Capital Corporation	Specific equipment under lease

SCHEDULE 10.2.5
to
Loan and Security Agreement

EXISTING INVESTMENTS

●	Combined Metals Holding, Inc., a wholly-owned subsidiary of AKS Investments, Inc., owns a 40% equity interest and has outstanding loans to Combined Metals of Chicago, LLC.

●	Rockport Rollshop, Inc., a wholly-owned subsidiary of AKS Investments, Inc., owns a 50% equity interest in Rockport Rollshop LLC.

●	Advanced Materials Processing, Inc., a wholly-owned subsidiary of AKS Investments, Inc., owns a 50% equity interest in Vicksmetal/Armco Associates.

●	Borrower maintains various money market accounts for its daily cash balance.